Filed Pursuant to Rule 424(b)(5)

Registration No. 333-236146

PROSPECTUS SUPPLEMENT

(To Prospectus dated February 7, 2020)

UNIVERSAL TECHNICAL INSTITUTE, INC.

6,782,610 Shares of Common Stock

We are offering 6,782,610 shares of our common stock, par value $0.0001 per share (“Common Stock”).

Our Common Stock is listed on the New York Stock Exchange (“NYSE”) under the symbol “UTI.” On February 20, 2020, the last reported sale price of our Common Stock was $8.56 per share.

Investing in our Common Stock involves a high degree of risk. You should carefully consider the risks described under “Risk Factors” beginning on page S-8 of this prospectus supplement, as well as the risk factors contained in the accompanying prospectus and in the reports we file with the Securities and Exchange Commission (the “SEC”) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), incorporated by reference in this prospectus supplement before making a decision to invest in our Common Stock.

	Per Share	Total
Public offering price	$7.75	$52,565,228
Underwriting discount(1)	$0.45	$3,022,501
Proceeds, before expenses, to us	$7.30	$49,542,727

(1)	See “Underwriting” for additional information regarding underwriting compensation.

The underwriters may also exercise their option to purchase up to an additional 1,017,390 shares of Common Stock from us, at the public offering price, less the underwriting discount, for 30 days after the date of this prospectus supplement.

Neither the SEC nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the shares of Common Stock against payment in New York, New York on or about February 25, 2020.

Sole Book-Running Manager

B. Riley FBR

Lead Manager Lake Street	Co-Manager Dougherty & Company LLC

The date of this prospectus is February 20, 2020

PROSPECTUS SUPPLEMENT

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ABOUT THIS PROSPECTUS SUPPLEMENT

This document has two parts, a prospectus supplement and an accompanying prospectus dated February 7, 2020. This prospectus supplement and the accompanying prospectus are part of a shelf registration statement that we filed with the SEC. Under the shelf registration process, we may offer and sell our Common Stock in one or more offerings from time to time.

The accompanying prospectus provides you with a general description of our Common Stock. This prospectus supplement contains specific information about the terms of this offering of shares of Common Stock by us. This prospectus supplement may also add to, update or change information contained in the accompanying prospectus or in any documents that we have incorporated by reference into this prospectus supplement or the accompanying prospectus and, accordingly, to the extent inconsistent, information in the accompanying prospectus or incorporated by reference herein or therein is superseded by the information in this prospectus supplement.

This prospectus supplement and the accompanying prospectus do not contain all of the information included in the registration statement. The registration statement filed with the SEC includes or incorporates by reference exhibits that provide more details about the matters discussed in this prospectus supplement and the accompanying prospectus. You should carefully read this prospectus supplement, the accompanying prospectus and the related exhibits filed with the SEC, together with the additional information described herein and in the accompanying prospectus under the headings “Where You Can Find More Information” and “Documents Incorporated by Reference.”

You should not consider any information in this prospectus supplement or the accompanying prospectus to be investment, legal or tax advice. You should consult your own counsel, accountant and other advisors for investments, legal, tax, business, financial and related advice regarding the purchase of our shares of Common Stock. We are not making any representation to you regarding the legality of an investment in our shares of Common Stock by you under applicable investment or similar laws. No offer of the Common Stock will be made in any jurisdiction where the offer is not permitted. Neither we nor the underwriters have authorized anyone to provide any information or to make any representations other than those contained or incorporated by reference in this prospectus supplement or the accompanying prospectus. Neither we nor the underwriters take any responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you.

This prospectus supplement and the accompanying prospectus constitute an offer to sell only the shares of Common Stock offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained or incorporated by reference in this prospectus supplement or the accompanying prospectus is current only as of its respective date. Persons who come into possession of this prospectus supplement or the accompanying prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this offering and the distribution of this prospectus supplement and the accompanying prospectus applicable to that jurisdiction.

Unless the context otherwise indicates or requires, as used in this prospectus supplement, the terms “we,” “our,” “us,” “Universal,” “UTI” and the “Company” refer to Universal Technical Institute, Inc. and its directly and indirectly owned subsidiaries as a combined entity, except where it is clear that the terms mean only Universal Technical Institute, Inc. exclusive of its subsidiaries.

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FORWARD-LOOKING STATEMENTS

This prospectus and any applicable prospectus supplement or free writing prospectus, including the documents that we incorporate by reference herein and therein, contain “forward-looking statements” within the meaning of Section 27A of the Securities Act, as amended (the “Securities Act”) and Section 21E of the Exchange Act. These statements relate to future events or to our future operating or financial performance and involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements.

In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “could,” “would,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “projects,” “predicts,” “potential” and similar expressions intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Forward-looking statements are based on our current expectations and assumptions, which may not prove to be accurate. These statements are not guarantees and are subject to risks, uncertainties and changes in circumstances that are difficult to predict. Many factors could cause actual results to differ materially and adversely from these forward-looking statements. Important factors that could cause actual results to differ from those in our forward-looking statements include, but are not limited to:

•	failure of our schools to comply with the extensive regulatory requirements for school operations;

•	our failure to maintain eligibility for federal student financial assistance funds;

•	continued Congressional examination of the for-profit education sector;

•	a disruption in our ability to process student loans under the Federal Direct Loan Program;

•	regulatory investigations of, or actions commenced against, us or other companies in our industry;

•	changes in the state regulatory environment or budgetary constraints;

•	our failure to improve underutilized capacity at certain of our campuses;

•	enrollment declines or challenges in our students’ ability to find employment as a result of macroeconomic conditions;

•	our failure to maintain and expand existing industry relationships and develop new industry relationships with our industry customers;

•	our ability to update and expand the content of existing programs and develop and integrate new programs in a cost-effective manner and on a timely basis;

•	our failure to effectively identify, establish and operate additional schools, programs or campuses;

•	our principal stockholder owns a significant percentage of our capital stock, is able to influence certain corporate matters and could in the future gain substantial control over our company;

•	loss of our senior management or other key employees; and

•	risks related to other factors discussed in this prospectus supplement, including those described in the section entitled “Risk Factors.”

We discuss many of these risks in greater detail under “Risk Factors” in this prospectus supplement and the accompanying prospectus, in the “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections incorporated by reference from our most recent Annual Report on Form 10-K and in our Quarterly Reports on Form 10-Q for the quarterly periods ended subsequent to our filing of such Annual Report on Form 10-K, as well as any amendments thereto reflected in subsequent filings with the SEC. These factors are not exhaustive, and new factors may emerge or changes to the foregoing factors may occur that could impact our business.

Also, these forward-looking statements represent our estimates and assumptions only as of the date of the document containing the applicable statement. Unless required by law, we undertake no obligation to update or revise any forward-looking statement to reflect new information or future events or developments. Thus, you should not assume that our silence over time means that actual events are bearing out as expressed or implied in such forward-looking statements. We qualify all of the forward-looking statements in this prospectus and any applicable prospectus supplement or free writing prospectus, including the documents that we incorporate by reference herein and therein, by these cautionary statements.

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TRADEMARKS AND TRADE NAMES

We own or have rights to trademarks or tradenames that we use in conjunction with the operation of our business. Each trademark, trade name or service mark of any other company appearing in this prospectus supplement, the accompanying prospectus or the documents incorporated by reference herein or therein belongs to its holder. This prospectus supplement, the accompanying prospectus or the documents incorporated by reference herein or therein may also contain trademarks, service marks, trade names and copyrights of other companies, which are the property of their respective owners. Solely for convenience, trademarks and trade names referred to in this prospectus supplement, the accompanying prospectus or the documents incorporated by reference herein or therein may appear without the ® or TM symbols. We do not intend our use or display of other parties’ trademarks, trade names or service marks to imply, and such use or display should not be construed to imply, a relationship with, or endorsement or sponsorship of us by, these other parties.

S-iv

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights information contained elsewhere in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference. This summary sets forth the material terms of this offering, but does not contain all of the information you should consider before investing in our common stock. You should read carefully this entire prospectus supplement and the accompanying prospectus, including the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, before making an investment decision to purchase our Common Stock, especially the risks of investing in our Common Stock discussed in the section titled “Risk Factors” in this prospectus supplement as well as the consolidated financial statements and notes to those consolidated financial statements incorporated by reference into this prospectus supplement and the accompanying prospectus.

Company Overview

We are the leading provider of postsecondary education for students seeking careers as professional automotive, diesel, collision repair, motorcycle and marine technicians as well as welders and CNC machining technicians as measured by total average full-time enrollment and graduates. We offer certificate, diploma or degree programs at 13 campuses across the United States under the banner of several well-known brands, including Universal Technical Institute, Motorcycle Mechanics Institute and Marine Mechanics Institute and NASCAR Technical Institute. Additionally, we offer manufacturer specific advanced training programs, including student-paid electives, at our campuses and manufacturer or dealer sponsored training at certain campuses and dedicated training centers. We have provided technical education for 54 years.

For the quarterly period ended December 31, 2019, our average full-time enrollment was 11,600.

Business Model

We work closely with leading original equipment manufacturers (“OEMs”) and employers to understand their needs for qualified service professionals. Through our industry relationships, we are able to continuously refine and expand our programs and curricula. We believe our industry-oriented educational philosophy and national presence have enabled us to develop valuable industry relationships, which provide us with significant competitive strength and support our market leadership.

We are a primary provider of manufacturer specific advanced training (“MSAT”) programs, and we have relationships with over 30 OEMs, including the following, and their associated brands:

American Honda Motor Company, Inc.	Mercedes-Benz USA, LLC

BMW of North America, LLC	Mercury Marine, a division of Brunswick Corporation

BMW Motorrad of North America, LLC	Navistar International Corporation

Cummins Rocky Mountain, LLC, a subsidiary of Cummins, Inc.	Nissan North America, Inc.

Daimler Trucks North America	Peterbilt Motors Company

Fiat Chrysler Automobiles (FCA) US LLC (f/k/a Chrysler Group LLC)	Porsche Cars of North America, Inc.

Ford Motor Company	Suzuki Motor of America, Inc.

General Motors Company	Toyota Motor Sales, U.S.A., Inc.

Harley-Davidson Motor Company	Volvo Cars of North America, LLC

Kawasaki Motors Corporation, U.S.A.	Volvo Penta of the Americas, Inc.

KTM North America, Inc.	Yamaha Motor Corporation, USA

Participating manufacturers typically assist us in the development of course content and curricula, while providing us with vehicles, equipment, specialty tools and parts at reduced prices or at no charge. In some instances, they offer tuition reimbursement and other hiring incentives to our graduates. Our collaboration with OEMs enables us to provide highly specialized education to our students, resulting in enhanced employment opportunities and the potential for higher wages for our graduates.

Our industry partners and their dealers benefit from a supply of technicians who receive industry-recognized certifications and credentials from the manufacturers as graduates of the MSAT programs. The MSAT programs offer a cost-effective alternative for sourcing and developing technicians for both OEMs and their dealers. These relationships also support the development of incremental revenue opportunities from training the OEMs’ existing employees.

In addition to the OEMs, our industry relationships also extend to after-market retailers, fleet service providers and enthusiast organizations. Other target groups for relationship-building, such as parts and tools suppliers, provide us with a variety of strategic and financial benefits that include equipment sponsorship, new product support, licensing and branding opportunities and financial sponsorship for our campuses and students.

Business Strategy

Our goal is to continue to be the leading provider of postsecondary education for students seeking careers as professional automotive, diesel, collision repair, motorcycle and marine technicians as well as welders and CNC machining technicians and the leading supplier of entry-level skilled technicians for the industries we serve. We continue to evolve our business model to provide our students with accessible, affordable training with a focus on bringing education to the students at convenient locations. We intend to pursue the following business strategies to attain these goals:

Improve educational value proposition and affordability

Educational value

Our strategy is to provide students with an excellent return on their educational investment by working with our industry partners to offer manufacturer-specific training that is tailored to industry standards and requirements, improves students’ opportunities to find employment and maximizes their earnings potential in a secure, growing industry. We actively engage transportation industry partners in defining our core curriculum and improving and expanding MSAT courses. We regularly evaluate program offerings, schedules and locations that are most appealing to students and aligned with employer expectations, and update and expand our core and MSAT courses to align our training programs with current industry requirements.

These unique course offerings make our students more valuable to employers by giving them training that is consistent with industry needs and rapidly changing technology and the opportunity to earn a variety of industry-recognized certifications and credentials. As a result, we believe we are well positioned to better meet the industry’s demand for skilled technicians.

Our Automotive and Diesel Technology II curricula is designed around manufacturers’ needs and fulfills student demand for hands-on, instructor led training in multiple learning environments. The blended program uses online tools to enhance our hands-on lab and instructor-led classroom. We intend to continue integrating this curricula and methodologies at new and existing campuses that offer Automotive and Diesel Technology programs. We continue to prioritize implementation of the Automotive and Diesel Technology II curricula at new campus locations.

We provide relevant services to assist students with possible tuition financing options, educational and career counseling, opportunities while attending school for part-time work and housing assistance and, ultimately, graduate employment. Our national employment services team develops job opportunities and outreach, while our local employment services teams instruct active students on employment search and interviewing skills, facilitate employer visits to campuses, provide access to reference materials and assist with the composition of resumes.

Affordability

Increased price sensitivity and aversion to debt continue to negatively impact prospective students’ willingness and ability to invest in an education, especially when jobs are plentiful in an economic cycle. We have opened more conveniently located campuses that allow students to commute, and we provide a flexible curriculum that allows students to work while attending school. We are focused on making our training more affordable and accessible through financing options, proprietary loans, institutional grants and scholarships based on need and merit and employer sponsored training and tuition reimbursement; we assist students in applying for any grants or scholarships available for which they meet qualifications and we engage employers in developing tuition reimbursement programs for employees in good standing. We also offer financing tools and guidance for students.

In response to growing demand for trained technicians, our industry partners and employers are increasingly willing to participate in the cost of education by providing our students with scholarship money and relocation assistance to attend school and by offering our graduates tuition reimbursement plans and competitive compensation and benefit packages, including signing bonuses, relocation grants and toolboxes. These programs make our training more affordable for students and provide tangible examples of the opportunities available to our graduates.

We regularly review and revise key business processes with the goals of eliminating costs and waste, driving efficiency and allowing us to continue to improve value and affordability for our students. Our goal is to align costs with student populations without compromising the quality of our education.

To maximize student affordability and speed to completion, we are working with high schools across the nation to increase course articulation programs. Articulation agreements allow students who have completed course(s) related to their selected program of study to receive a corresponding tuition credit for up to six courses. The students may opt out of the courses provided they pass an

Advanced Placement Opportunities Test for each selected course. We have approximately 4,100 curriculum specific articulation agreements in place across the country; this represents less than 12% of the high schools covered by our admissions teams. We continue to identify new opportunities to expand the curriculum-specific articulation agreements.

Recruit, train and identify employment opportunities for more students

Our student recruitment efforts are focused on three primary markets for prospective students and are conducted through three admissions channels:

•

High School: Field-based representatives develop and maintain relationships with high school guidance counselors, teachers and administrators as well as local employers. These representatives generate student interest in pursuing the technician career path and our training programs through career presentations and workshops at high schools, career fairs and inviting students and their influencers on field trips and tours of our campuses and local employers’ businesses.

•	Adult: Campus-based representatives serve adult career-seeking or career changing students who typically inquire with our schools as a result of our advertising campaigns.

•

Military: Our military representatives are strategically located throughout the country and focus on building relationships with military installations in order to serve the needs of transitioning soldiers and military veterans. Additionally, we have a centralized team of military representatives who are dedicated to serving and assisting veterans throughout the United States.

Macroeconomic conditions, particularly low employment rates, impact our business. The adult admissions channel has the most sensitivity to the economic conditions, making it challenging to attract potential students within that channel. We strategically increased our focus to the high school admissions channel to attract and retain students with the highest potential to graduate under these economic conditions.

We collaborate with employers to help prospective students and their families understand the potential career opportunities that may be available during and after completing one of our programs. As competition for the graduates we train grows, employers are increasingly partnering with us to raise awareness of the benefits of a technician career path for prospective students. Employer testimonials are featured in our marketing materials. Additionally, employers host special events for our prospective students at their locations and participate in open houses at our campuses, highlighting the high-tech jobs and career opportunities available to our graduates. In July 2019, we launched our Early Employment pilot at our Avondale, Arizona campus. Through this pilot program, students are able to apply for paid, apprenticeship-like employment with local employers prior to starting with us. This allows students to earn while they learn and increase the probability of full-time employment upon graduation. Employers have committed to hiring newly enrolled students and paying for a portion of their student loan upon graduation. Based on the success of the Avondale, Arizona pilot, the program was expanded to our Exton, Pennsylvania campus in February 2020 and is expected to launch in other locations in the future.

Our national multi-media marketing strategies are designed to drive new student growth by building brand awareness and differentiation, enhancing the appeal of the skilled trades, and generating inquiries from qualified prospective students.

We continue to optimize our national and local marketing initiatives, tools and systems with the goals of cost-efficiency, balancing the volume and quality of inquiries and attracting prospective students with a high propensity to succeed in our programs. Partnering with employers and focusing on our marketing strategies is part of an effort to increase positive perception of technical careers and our programs. We are working to build relationships on military bases, in high schools, with local and state businesses and education and policy leaders to educate them on the value we create for our students, local employers, the economy and the community.

We have implemented new processes, technology and tools to support our national network of admissions representatives in responding to new student inquiries and keeping them engaged as they apply for, enroll in and start school. We provide graduate-based compensation for our admissions representatives, which rewards them for students who successfully complete our programs.

Strengthen industry relationships

Our relationships with leading OEMs and other strategic partners are important to our business. We deliver value to these partners and employers by functioning as an efficient hiring source and low cost training option for new and existing technicians. These relationships give us direct input on the latest needs and requirements of employers, which not only guides our prospective student recruitment, but also strengthens our curricula and our students’ opportunities for employment and earnings potential after graduation. In addition, our partners and the OEM dealers support our students through manufacturer-paid courses, scholarships, tuition reimbursement programs and Early Employment initiative.

Continue to invest in strategies to achieve sustained profitable growth

We continue to pursue strategies designed to sustain profitable, long-term growth and have the capital necessary to execute these initiatives, while meeting the requirements and expectations of regulators and our accreditor.

Through organic growth and, potentially, strategic acquisition of campus locations, we are expanding our national footprint by adding smaller campuses in locations where there is strong demand from students and employers, including those students who would not relocate to one of our existing campuses. We are executing on our strategy to move from larger destination campuses to metro campuses as shown by the opening of our Long Beach, California and Bloomfield, New Jersey campuses. Additionally, we are continuing to transform our existing campus footprint by reducing the size of campuses with excess capacity, or by offering new OEM courses, adding complementary skilled trade programs, such as our welding and CNC machining programs, or negotiating facility use agreements. We have had successful right-sizing at our Houston, Texas and Rancho Cucamonga, California campuses and reduced the size of our Exton, Pennsylvania campus by approximately 71,000 square feet in December 2019. The right-sizing will generate more meaningful operating efficiencies without compromising our ability to serve students and industry partners.

Additionally, we may consider expanding into new geographic markets through strategic acquisitions of complementary businesses.

Recent Developments

Outstanding Stockholder Proposal Relating to the Conversion and Voting of our Series A Preferred Stock

On June 24, 2016, we issued 700,000 shares of Series A Preferred Stock, par value $0.0001 per share (the “Series A Preferred Stock”), to Coliseum Holdings I, LLC (“Coliseum”), which shares (as further discussed below) are currently convertible into 21,021,021 shares of Common Stock and are entitled to vote on an as converted basis. The conversion and voting rights of our Series A Preferred Stock, however, are subject to important limitations set forth in the Certificate of Designations, Preferences and Rights of Series A Convertible Preferred Stock (the “Certificate of Designations”). The Certificate of Designations provides that prior to the receipt of Regulatory Approval (as defined below), our Series A Preferred Stock may only be converted to the extent that the number of shares of Common Stock issued pursuant to such conversion, in the aggregate, is less than or equal to four and ninety-nine one-hundredths percent (4.99%) of the shares of our Common Stock outstanding at the close of business on June 24, 2016 (the “Conversion Cap”). Our Series A Preferred Stock is entitled to vote, on an as converted basis, with the holders of our Common Stock (and any other class or series similarly entitled to vote with the holders of our Common Stock) and not as a separate class, at any annual or special meeting of stockholders; provided, however, that, prior to the receipt of Regulatory Approval, the voting power of our Series A Preferred Stock and any Common Stock issued upon conversion of our Series A Preferred Stock may not exceed four and ninety-nine one-hundredths percent (4.99%) of the aggregate voting power of all voting stock outstanding on June 24, 2016 (the “Voting Cap”). The Certificate of Designations defines “Regulatory Approval” as (i) the approvals by the holders of Common Stock that are required under the listing standards of the NYSE, including NYSE Listed Company Manual Section 312.03 (the “Stockholder Approval”), and (ii) the approval of any person, entity, or organization that engages in granting or withholding educational approvals for, administers financial assistance to or for students of, or otherwise regulates private postsecondary schools, including without limitation the Department of Education, any state education department or agency, any guaranty agency, and any institutional accreditation agency, in each case, as applicable, to remove the Voting Cap and the Conversion Cap (the “Education Regulatory Approval,” and together with the Stockholder Approval, the “Regulatory Approval”).

As of June 24, 2016, we had 24,553,644 shares of Common Stock outstanding. Accordingly, until we obtain Regulatory Approval, the number of shares of Common Stock into which our Series A Preferred Stock is convertible, and the number of shares of Common Stock that holders of our Series A Preferred Stock may vote on an as converted basis, is, in each case, limited to 1,225,226 shares of Common Stock pursuant to the Conversion Cap and the Voting Cap, each as set forth in the Certificate of Designations.

On January 7, 2020, Coliseum, the holder of all of our outstanding shares of Series A Preferred Stock, provided us written notice pursuant to the Certificate of Designations requesting that we use best efforts to obtain Stockholder Approval, but that we not pursue any efforts at that time to obtain the Education Regulatory Approval. Following receipt of that notice, on January 28, 2020, we filed a Definitive Proxy Statement on Schedule 14A with the SEC (the “Proxy Statement”). The Proxy Statement includes “Proposal 4 — Approval of Conversion and Voting of Series A Preferred Stock in connection with the Regulatory Approval,” which seeks stockholder approval for (i) the issuance of shares of our Common Stock upon conversion of our currently outstanding shares of Series A Preferred Stock, to any holder of Series A Preferred Stock, and any of such holder’s affiliates, that is a director, officer or substantial security holder of our Company for purposes of NYSE Rule 312, (ii) the issuance of shares of our Common Stock, to the extent such issuance would cause any holder of our Series A Preferred Stock, and any of such holder’s affiliates, in the aggregate, to beneficially own 20% or more of our outstanding shares of Common Stock upon the conversion of our currently outstanding and any future outstanding shares of Series A Preferred Stock, as computed immediately after giving effect to such conversion, and (iii) the ability of any holder of our Series A Preferred Stock and any of such holder’s affiliates to vote, in the aggregate, 20% or more of the aggregate voting power of all of our currently outstanding and any future outstanding shares of our Common Stock and Series A Preferred Stock (on an as-converted basis), as computed on the applicable record date for determining stockholders who may vote on any proposal (the “Series A Conversion and Voting Proposal”).

Consequences if the Series A Conversion and Voting Proposal is Approved

If the Series A Conversion and Voting Proposal is approved by our stockholders at the 2020 annual meeting of our stockholders (the “Annual Meeting”), the Certificate of Designations provides that the Conversion Cap and Voting Cap will remain in place until we obtain Education Regulatory Approval or we otherwise make a good faith determination that Education Regulatory Approval is not required. Accordingly, if the Series A Conversion and Voting Proposal is approved by our stockholders at the Annual Meeting and we later receive Education Regulatory Approval or we later make a good faith determination that Education Regulatory Approval is not required, the Conversion Cap and Voting Cap would be removed with respect to the applicable shares of our Series A Preferred Stock, and the holders of such shares of Series A Preferred Stock could convert such shares into Common Stock, or vote such shares on an as converted basis, without limitation. We may make a good faith determination at any time, without notice to our stockholders, that the Education Regulatory Approval is not required. As of the date of this Prospectus Supplement, we have not been asked to seek Education Regulatory Approval or to make such a determination.

Following removal of the Conversion Cap and Voting Cap, the holders of our Series A Preferred Stock would have the ability under the Certificate of Designations to convert up to an aggregate of 700,000 shares of our Series A Preferred Stock. Assuming the conversion rate remains the same as in effect on the record date for purposes of the Annual Meeting (the “Record Date”), the holders of our Series A Preferred Stock would receive, upon conversion, approximately 30.03 shares of Common Stock for each share of our Series A Preferred Stock converted, resulting in our issuance of up to an aggregate of 21,021,021 shares of Common Stock if all outstanding shares of Series A Preferred Stock are converted. As of the Record Date, the shares of Common Stock issuable upon the conversion in full of all outstanding shares of our Series A Preferred Stock would have represented approximately 44.9% of our outstanding Common Stock. However, the aggregate number of shares of Common Stock that may be issued upon conversion of the Series A Preferred Stock may increase in accordance with the terms of the Certificate of Designations. For example, the liquidation preference of the Series A Preferred Stock, which as of the Record Date is equal to $100.00 per share, may be increased from time to time by accrued dividends. Any increase to the liquidation preference would also increase the conversion rate and result in our issuance of a greater number of shares of Common Stock upon conversion of our Series A Preferred Stock. The conversion of our Series A Preferred Stock is also subject to adjustment from time to time upon the occurrence of certain events, including a stock split, a reverse stock split or a dividend of Common Stock to our stockholders.

In addition, immediately following removal of the Conversion Cap and Voting Cap, holders of our Series A Preferred Stock would have the ability under the Certificate of Designations to vote the applicable shares of our Series A Preferred Stock on an as-converted basis, together with the holders of our Common Stock (and any other class or series similarly entitled to vote with the holders of our Common Stock), at any annual or special meeting of our stockholders. As of the Record Date, if the Conversion Cap and Voting Cap were removed with respect to all shares of Series A Preferred Stock, the voting power of the holders of Series A Preferred Stock would represent approximately 44.9% of the voting power of our outstanding voting capital stock. As long as Coliseum (or another holder) owns or controls a significant percentage of our outstanding voting power, it will have the ability to significantly influence all corporate actions requiring stockholder approval, including the election and removal of directors and the size of our board of directors, any amendment to our certificate of incorporation or bylaws, or the approval of any merger or other significant corporate transaction, including a sale of substantially all of our assets. Coliseum’s (or such other holder’s) influence over our management could have the effect of delaying or preventing a change in control or otherwise discouraging a potential acquirer from attempting to obtain control of us, which could cause the market price of our securities to decline or prevent security holders from realizing a premium over the market price for such securities. Coliseum’s (or such other holder’s) interests may not align with the interests of our other stockholders.

Consequences if the Series A Conversion and Voting Proposal is Not Approved

If the Series A Conversion and Voting Proposal is not approved by our stockholders at the Annual Meeting, the Conversion Cap and the Voting Cap will remain in place, and the dividend rate with respect to any Cash Dividends and Accrued Dividends (as defined below) payable with respect to our Series A Preferred Stock will automatically increase, from a rate of 7.5% and 9.5%, respectively, to a rate of 12.5% and 14.5%, respectively. These increases would result in significant ongoing costs to us. If we continue to pay all dividends on the Series A Preferred Stock in cash, as we have since our Series A Preferred Stock was issued in June 2016, we would pay an additional $3.5 million per year in dividends to holders of our Series A Preferred Stock. The holders of our Series A Preferred Stock could receive additional dividend payments if the liquidation preference of our Series A Preferred Stock increases.

In addition, until the Series A Conversion and Voting Proposal is approved by our stockholders and we have either (i) received any required Education Regulatory Approval, or (ii) made a good faith determination that Education Regulatory Approval is not required, we are prohibited from electing to force a conversion of our Series A Preferred Stock at a time when it might be advantageous for us to do so pursuant to the Certificate of Designations.

If the Series A Conversion and Voting Proposal is not approved by our stockholders at the Annual Meeting, we may seek stockholder approval of the Series A Conversion and Voting Proposal at a future annual or special meeting of our stockholders.

Further Information

The Series A Conversion and Voting Proposal, the Regulatory Approval, the terms of the Certificate of Designations and other rights and preferences of the Series A Preferred Stock are complex and only briefly summarized above. For further information, please refer to the Series A Conversion and Voting Proposal set forth in our Definitive Proxy Statement on Schedule 14A, filed with the SEC on January 28, 2020, under the heading “Proposal 4 — Approval of Conversion and Voting of Series A Preferred Stock” and the Certificate of Designations set forth in Exhibit 3.1 to our Current Report on Form 8-K, filed with the SEC on June 24, 2016.

Corporate Information

We are a Delaware corporation with principal executive offices located at 16220 North Scottsdale Road, Suite 500, Scottsdale, Arizona 85254. Our telephone number is (623) 445-9500 and our web site is www.uti.edu. The information contained on, or that may be accessed through, our website (or any other website referenced herein) is not part of, and is not incorporated into, this prospectus supplement.

THE OFFERING

Common Stock we are offering	6,782,610 shares (or 7,800,000 shares if the underwriters exercise their option to purchase additional shares in full)

Common Stock to be outstanding immediately after this offering	32,527,328 shares

Option to purchase additional shares	We have granted the underwriters an option for a period of 30 days from the date of this prospectus supplement to purchase up to an additional 1,017,390 shares of our Common Stock.

Use of proceeds

We intend to use the net proceeds from this offering for working capital, capital expenditures and other general corporate purposes. A portion of the net proceeds may also be used for the acquisition of businesses, assets, services and technologies, or for other strategic purposes. See “Use of Proceeds” on page S-10 of this prospectus supplement.

Risk factors

This investment involves a high degree of risk. You should read the sections entitled “Risk Factors” in this prospectus supplement and accompanying prospectus and our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, incorporated by reference herein, for a discussion of factors you should read and consider carefully before investing in our Common Stock.

NYSE trading symbol	“UTI”

The number of shares of our Common Stock to be outstanding immediately after this offering is based on approximately 25,744,718 shares outstanding as of December 31, 2019 and excludes:

•	unless otherwise indicated, up to 1,017,390 shares of our Common Stock issuable upon exercise of the underwriters’ option to purchase additional shares;

•	up to 21,021,021 shares of our Common Stock owned by Coliseum that, subject to the Conversion Cap, may be issued upon the conversion of the 700,000 outstanding shares of our Series A Preferred Stock;

•

364,204 shares of Common Stock issuable upon the exercise, vesting or settlement of equity awards issued under our 2003 Incentive Compensation Plan, as amended (the “2003 Plan”), at a weighted-average exercise price of $2.91 per share;

•	1,857,624 shares of Common Stock reserved for future issuance under the 2003 Plan; and

•	21,404 shares of Common Stock reserved for future issuance under the Employee Stock Purchase Plan (the “ESPP”).

RISK FACTORS

Investing in our Common Stock involves a high degree of risk. You should carefully consider the risks and uncertainties described below and those described in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q, which are incorporated by reference herein, as the same may be updated from time to time by our subsequent filings under the Exchange Act. You should also carefully consider the other information contained or incorporated by reference in this prospectus supplement and in the accompanying prospectus, as updated by our subsequent filings under the Exchange Act, before acquiring any shares of our Common Stock. Any of these risks could materially and adversely affect our business, operating results, financial condition, or prospects and cause the value of our Common Stock to decline, which could cause you to lose all or part of your investment.

Risks Related to This Offering

The price of our Common Stock may fluctuate significantly and you could lose all or part of your investment.

Volatility in the market price of our Common Stock may prevent you from selling your shares of our Common Stock at or above the price you paid for such shares. The market price for our Common Stock may be volatile, and such volatility may be exacerbated by our relatively small public float. The market price for our Common Stock could fluctuate significantly for various reasons, including:

•	our operating and financial performance and prospects;

•	changes in earnings estimates or recommendations by securities analysts who track our Company or industry;

•	new regulatory pronouncements and changes in regulatory guidelines;

•	regulatory investigations of, or actions commenced against, us or other companies in our industry;

•	market and industry perception of our success, or lack thereof, in pursuing our growth strategy;

•	action by institutional stockholders or other large stockholders, including future sales;

•	investor perception of us and our industry;

•	actual or anticipated fluctuations in our annual or quarterly operating results;

•	sales of Common Stock by us, our stockholders or members of our management team; and

•	occurrence of the events or activities described under “Risk Factors” in this prospectus supplement and the documents incorporated by reference herein.

In addition, the stock market has experienced significant price and volume fluctuations in recent years. This volatility has had a significant impact on the market price of securities issued by many companies, including companies in our industry. The changes frequently appear to occur without regard to the operating performance of the affected companies. Accordingly, the price of our Common Stock could fluctuate based upon factors that have little or nothing to do with us, and these fluctuations could materially reduce our stock price.

Future sales or the possibility of future sales of a substantial amount of our Common Stock may cause our stock price to decline.

We cannot predict the size of future issuances of our Common Stock or the effect, if any, that future issuances and sales of our Common Stock will have on the market price of our Common Stock. Sales of substantial amounts of our Common Stock or our stockholders, or the perception that such sales could occur, may adversely affect prevailing market prices for our Common Stock.

Management will have broad discretion as to the use of the proceeds from this offering, and may not use the proceeds effectively.

Our management will have broad discretion in the application of the net proceeds from this offering and could spend the proceeds in ways that do not improve our results of operations or enhance the value of our Common Stock. Our failure to apply these funds effectively could have a material adverse effect on our business and cause the price of our Common Stock to decline.

You will experience immediate and substantial dilution in the net tangible book value per share of the Common Stock you purchase. You may also experience future dilution as a result of future equity offerings.

Since the price per share of the Common Stock being offered in this offering is substantially higher than the net tangible book value per share of the Common Stock, you will suffer immediate and substantial dilution in the net tangible book value of the Common Stock you purchase in this offering. Based on a public offering price of $7.75 per share, and after deducting underwriting discounts and commissions and estimated offering expenses payable by us, and based on a net tangible book value of the Common Stock of $4.58 per share as of December 31, 2019, if you purchase shares of Common Stock in this offering, you will suffer immediate and substantial dilution of $2.52 per share in the net tangible book value of the Common Stock. See “Dilution” for a more detailed discussion of the dilution you will incur if you purchase shares of Common Stock in this offering.

In addition, we have stock options and other awards outstanding, and, in order to raise additional capital, we may in the future offer additional shares of Common Stock or other securities convertible into or exchangeable for shares of Common Stock at prices that may not be the same as the price per share in this offering. In the event that the stock options and other awards are exercised or settled, or that we make additional issuances of Common Stock or other convertible or exchangeable securities, you could experience additional dilution. We cannot assure you that we will be able to sell shares or other securities in any other offering at a price per share that is equal to or greater than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders, including investors who purchase shares of Common Stock in this offering. The price per share at which we sell additional shares of Common Stock or securities convertible into Common Stock in future transactions may be higher or lower than the price per share in this offering.

If securities analysts stop publishing research or reports about our Company, or if they issue unfavorable commentary about us or our industry or downgrade our Common Stock, the price of our Common Stock could decline.

The trading market for our Common Stock will depend in part on the research and reports that third-party securities analysts publish about our Company and our industry. One or more analysts could downgrade our Common Stock or issue other negative commentary about our Company or our industry. In addition, we may be unable or slow to attract research coverage. Alternatively, if one or more of these analysts cease coverage of our Company, we could lose visibility in the market. As a result of one or more of these factors, the trading price of the Common Stock could decline.

If we cannot meet the NYSE’s continued listing requirements, the NYSE may delist our Common Stock.

Our Common Stock is currently listed on the NYSE. If we are unable to satisfy the NYSE criteria for continued listing, our Common Stock would be subject to delisting. A delisting of our Common Stock could negatively impact us by, among other things, reducing the liquidity and market price of our Common Stock; reducing the number of investors willing to hold or acquire our Common Stock, which could negatively impact our ability to raise equity financing; decreasing the amount of news and analyst coverage of us; and limiting our ability to issue additional securities or obtain additional financing in the future. In addition, delisting from the NYSE might negatively impact our reputation and, consequently, our business.

USE OF PROCEEDS

We estimate that the net proceeds from this offering, after deducting the underwriting discount and estimated offering expenses payable by us, will be approximately $49.2 million, or $56.7 million if the underwriters exercise in full their option to purchase additional shares.

The principal purpose of this offering is to obtain additional capital to support our operations. We intend to use the net proceeds of this offering, in addition to our existing cash resources, for working capital, capital expenditures, and other general corporate purposes, which may include:

•	the addition of new campuses;

•	the expansion of existing programs and the development of new programs; and

•	the purchase of real property and campus infrastructure.

We may also use portion of the net proceeds to fund potential strategic acquisitions of complementary businesses, assets, services or technologies.

Our expected use of net proceeds from this offering is based on our current plans and business conditions, which could change in the future as our plans and business conditions evolve. The amounts and timing of our actual expenditures may vary significantly depending on numerous factors discussed in the sections entitled “Risk Factors” in this prospectus supplement, the accompanying prospectus, our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q, which are incorporated by reference herein. As of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses for the remaining net proceeds to us from this offering. Accordingly, our management will retain broad discretion over the allocation of the net proceeds from this offering. We may find it necessary or advisable to use the net proceeds from this offering for other purposes, and we will have broad discretion in the application of net proceeds.

Pending use of the proceeds as described above, we intend to invest the proceeds in a variety of capital preservation instruments, including high quality, investment grade instruments, certificates of deposit or direct or guaranteed obligations of the U.S. government, or may hold such proceeds as cash, until they are used for their stated purpose.

DILUTION

If you invest in shares of our Common Stock in this offering, your ownership interest will be diluted to the extent of the difference between the public offering price per share of our Common Stock and the as adjusted net tangible book value per share of our Common Stock immediately after this offering. As of December 31, 2019, our net tangible book value was approximately $117.9 million, or approximately $4.58 per share of Common Stock. Net tangible book value per share represents the amount of total tangible assets (total assets less intangible assets) less total liabilities, divided by the number of shares of our Common Stock outstanding as of December 31, 2019.

Dilution in net tangible book value per share to new investors participating in this offering represents the difference between the amount per share paid by purchasers in this offering and the as adjusted net tangible book value per share of our Common Stock immediately after giving effect to this offering. After giving effect to the sale of 6,782,610 shares of our Common Stock in this offering at the public offering price of $7.75 per share, our as adjusted net tangible book value as of December 31, 2019 would have been approximately $170.1 million, or approximately $5.23 per share of Common Stock. This represents an immediate increase in net tangible book value of $0.65 per share of Common Stock to our existing stockholders and an immediate dilution in net tangible book value of $2.52 per share of Common Stock to investors participating in this offering at the public offering price.

Dilution per share to new investors is determined by subtracting as adjusted net tangible book value per share after this offering from the public offering price per share paid by new investors. The following table illustrates this per share dilution:

Public offering price per share		$7.75

Net tangible book value per share as of December 31, 2019	$4.58

Increase in net tangible book value per share attributable to this offering	$0.65

As adjusted net tangible book value per share as of December 31, 2019, after giving effect to this offering		$5.23

Dilution in net tangible book value per share to new investors participating in this offering		$2.52

The information above and in the foregoing table are based on 25,744,718 shares of our Common Stock outstanding as of December 31, 2019, and excludes as of that date:

•	unless otherwise indicated, up to 1,017,390 shares of our Common Stock issuable upon exercise of the underwriters’ option to purchase additional shares;

•	up to 21,021,021 shares of our Common Stock owned by Coliseum that, subject to the Conversion Cap, may be issued upon the conversion of 700,000 outstanding shares of our Series A Preferred Stock;

•	364,204 shares of Common Stock issuable upon the exercise, vesting or settlement of equity awards issued under our 2003 Plan, at a weighted-average exercise price of $2.91 per share;

•	1,857,624 shares of Common Stock reserved for future issuance under the 2003 Plan; and

•	21,404 shares of Common Stock reserved for future issuance under the ESPP.

In addition, we may choose to raise additional capital in the future through the sale of equity or convertible debt securities due to market conditions or strategic considerations, even if we believe we have sufficient funds for our current or future operating plans. To the extent that any of our outstanding equity awards are exercised, new equity awards are issued under our equity incentive plans or we issue additional shares of common stock or other equity or convertible debt securities in the future, there will be further dilution to investors participating in this offering.

CAPITALIZATION

The following table sets forth our cash and cash equivalents and capitalization as of December 31, 2019:

•	on an actual basis; and

•

on an as-adjusted basis to give effect to the sale of 6,782,610 shares of our Common Stock by us in this offering at the public offering price of $7.75 per share, and after deducting the underwriting discount and estimated offering expenses payable by us.

You should read this table in conjunction with “Use of Proceeds” as well as our “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements, including the related notes, incorporated by reference into this prospectus supplement and the accompanying prospectus from our Annual Report on Form 10-K for the fiscal year ended September 30, 2019 and our subsequent quarterly reports on Form 10-Q, and incorporated by reference herein and therein.

	As of December 31, 2019
	Actual	As Adjusted
	(in thousands, unaudited)
Cash and cash equivalents	$70,533	$122,778

Shareholders’ equity:

Preferred Stock $0.0001 par value, 10,000,000 shares authorized; 700,000 shares of Series A Convertible Preferred Stock issued and outstanding as of December 31, 2019, liquidation preference of $100 per share	—	—

Common stock, $0.0001 par value, 100,000,000 shares authorized; 32,609,615 shares issued and 25,744,718 shares outstanding as of December 31, 2019(2)	3	4

Paid-in-capital - common	187,010	143,033

Paid-in-capital - preferred	68,853	68,853

Treasury stock, at cost, 6,864,897 shares as of December 31, 2019	(97,388)	(1,168)

Retained deficit	(32,205)	(32,205)

Total shareholder’s equity	$126,273	178,517

Total capitalization	$196,806	$301,295

The information above is illustrative only and our capitalization following the closing of this offering will be adjusted based on the actual offering price and other terms of this offering determined at pricing.

The actual and as adjusted number of shares of our Common Stock issued and outstanding set forth in the table above excludes, as of December 31, 2019, the following:

•	unless otherwise indicated, up to 1,017,390 shares of our Common Stock issuable upon exercise of the underwriters’ option to purchase additional shares;

•	up to 21,021,021 shares of our Common Stock owned by Coliseum that, subject to the Conversion Cap, may be issued upon the conversion of 700,000 outstanding shares of our Series A Preferred Stock;

•	364,204 shares of Common Stock issuable upon the exercise, vesting or settlement of equity awards issued under our 2003 Plan, at a weighted-average exercise price of $2.91 per share;

•	1,857,624 shares of Common Stock reserved for future issuance under the 2003 Plan; and

•	21,404 shares of Common Stock reserved for future issuance under the ESPP.

DIVIDEND POLICY

We do not currently intend to pay dividends on our Common Stock. Our ability to declare and pay dividends on our Common Stock is limited by the designations, rights and preferences of our Series A Preferred Stock set forth in the Certificate of Designations. We may pay a noncumulative cash dividend on each share of Series A Preferred Stock at a rate of 7.5% per year on the liquidation preference then in effect (“Cash Dividend”). The Cash Dividend is payable before any dividends would be declared or paid to common stockholders or other junior stockholders. If we do not declare and pay a Cash Dividend, the liquidation preference on the Series A Preferred Stock would increase to an amount equal to the liquidation preference in effect at the start of the applicable dividend period, plus an amount equal to such then applicable liquidation preference multiplied by the total of the Cash Dividend rate then in effect plus 2.0% per year (an “Accrued Dividend”). If and to the extent declared, Cash Dividends are payable semi-annually in arrears on September 30 and March 31 of each year, and will begin to accrue on the first day of the applicable dividend period. The declaration, amount and payment of any future dividends on shares of our Common Stock, if any, will be at the sole discretion of our board of directors, which may take into account general and economic conditions, our financial condition and results of operations, our available cash and current and anticipated cash needs, capital requirements, contractual, legal, tax and regulatory restrictions, the implications of the payment of dividends by us to our stockholders, and any other factors that our board of directors may deem relevant.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES TO NON-U.S. HOLDERS

The following discussion is a summary of the material U.S. federal income tax consequences to Non-U.S. Holders (as defined below) of the purchase, ownership and disposition of our Common Stock issued pursuant to this offering, but does not purport to be a complete analysis of all potential tax effects. The effects of other U.S. federal tax laws, such as estate and gift tax laws, and any applicable state, local or non-U.S. tax laws are not discussed. This discussion is based on the U.S. Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the U.S. Internal Revenue Service (the “IRS”), in each case in effect as of the date hereof. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect a Non-U.S. Holder of our Common Stock. We have not sought and will not seek any rulings from the IRS regarding the matters discussed below. There can be no assurance the IRS or a court will not take a contrary position to that discussed below regarding the tax consequences of the purchase, ownership and disposition of our Common Stock.

This discussion is limited to Non-U.S. Holders that hold our Common Stock as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all U.S. federal income tax consequences relevant to a Non-U.S. Holder’s particular circumstances, including the impact of the alternative minimum tax or the Medicare contribution tax on net investment income. In addition, it does not address consequences relevant to Non-U.S. Holders subject to special rules, including, without limitation:

•	U.S. expatriates and former citizens or long-term residents of the United States;

•	persons holding our Common Stock as part of a hedge, straddle or other risk reduction strategy or as part of a conversion transaction or other integrated investment;

•	banks, insurance companies, and other financial institutions;

•	brokers, dealers or traders in securities;

•	“controlled foreign corporations,” “passive foreign investment companies,” and corporations that accumulate earnings to avoid U.S. federal income tax;

•	partnerships or other entities or arrangements treated as partnerships for U.S. federal income tax purposes (and investors therein);

•	tax-exempt organizations or governmental organizations;

•	persons deemed to sell our Common Stock under the constructive sale provisions of the Code;

•	persons who hold or receive our Common Stock pursuant to the exercise of any employee stock option or otherwise as compensation;

•	tax-qualified retirement plans;

•	“qualified foreign pension funds” as defined in Section 897(l)(2) of the Code and entities all of the interests of which are held by qualified foreign pension funds; and

•

persons subject to special tax accounting rules as a result of any item of gross income with respect to the stock being taken into account in an “applicable financial statement” (as defined in the Code).

If an entity treated as a partnership for U.S. federal income tax purposes holds our Common Stock, the tax treatment of a partner in the partnership will depend on the status of the partner, the activities of the partnership and certain determinations made at the partner level. Accordingly, partnerships holding our Common Stock and the partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences to them.

THIS DISCUSSION IS FOR INFORMATION PURPOSES ONLY AND IS NOT TAX OR LEGAL ADVICE. INVESTORS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.

Definition of a Non-U.S. Holder

For purposes of this discussion, a “Non-U.S. Holder” is any beneficial owner of our Common Stock that is neither a “U.S. person” nor an entity treated as a partnership for U.S. federal income tax purposes. A U.S. person is any person that, for U.S. federal income tax purposes, is or is treated as any of the following:

•	an individual who is a citizen or resident of the United States;

•	a corporation created or organized under the laws of the United States, any state thereof, or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

•

a trust that (1) is subject to the primary supervision of a U.S. court and the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code), or (2) has a valid election in effect to be treated as a United States person for U.S. federal income tax purposes.

Distributions

As described in the section entitled “Dividend Policy,” we do not anticipate paying any cash dividends in the foreseeable future. However, if we do make distributions of cash or property on our Common Stock, such distributions will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Amounts not treated as dividends for U.S. federal income tax purposes will constitute a return of capital and first be applied against and reduce a Non-U.S. Holder’s adjusted tax basis in its Common Stock, but not below zero. Any excess will be treated as capital gain and will be treated as described below under “Sale or Other Taxable Disposition.”

Subject to the discussion below on effectively connected income, dividends paid to a Non-U.S. Holder of our Common Stock will be subject to U.S. federal withholding tax at a rate of 30% of the gross amount of the dividends (or such lower rate specified by an applicable income tax treaty, provided the Non-U.S. Holder furnishes a valid IRS Form W-8BEN or W-8BEN-E (or other applicable documentation) certifying qualification for the lower treaty rate). If a Non-U.S. Holder holds the stock through a financial institution or other intermediary, the Non-U.S. Holder will be required to provide appropriate documentation to the intermediary, which then will be required to provide certification to the applicable withholding agent, either directly or through other intermediaries. A Non-U.S. Holder that does not timely furnish the required documentation, but that qualifies for a reduced treaty rate, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. Non-U.S. Holders should consult their tax advisors regarding their entitlement to benefits under any applicable income tax treaty.

If dividends paid to a Non-U.S. Holder are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment in the United States to which such dividends are attributable), the Non-U.S. Holder will be exempt from the U.S. federal withholding tax described above. To claim the exemption, the Non-U.S. Holder must furnish to the applicable withholding agent a valid IRS Form W-8ECI, certifying that the dividends are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States.

Any such effectively connected dividends will be subject to U.S. federal income tax on a net income basis at the regular graduated rates. A Non-U.S. Holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected dividends, as adjusted for certain items. Non-U.S. Holders should consult their tax advisors regarding any applicable tax treaties that may provide for different rules.

Sale or Other Taxable Disposition

A Non-U.S. Holder will not be subject to U.S. federal income tax on any gain realized upon the sale or other taxable disposition of our Common Stock unless:

•

the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment in the United States to which such gain is attributable);

•	the Non-U.S. Holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition and certain other requirements are met; or

•	our Common Stock constitutes a U.S. real property interest (“USRPI”) by reason of our status as a U.S. real property holding corporation (“USRPHC”) for U.S. federal income tax purposes.

Gain described in the first bullet point above generally will be subject to U.S. federal income tax on a net income basis at the regular graduated rates. A Non-U.S. Holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected gain, as adjusted for certain items.

Gain described in the second bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty), which may be offset by U.S. source capital losses of the Non-U.S. Holder (even though the individual is not considered a resident of the United States), provided the Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses.

With respect to the third bullet point above, we believe we currently are not, and do not anticipate becoming, a USRPHC. Because the determination of whether we are a USRPHC depends, however, on the fair market value of our USRPIs relative to the fair market value of our non-U.S. real property interests and our other business assets, there can be no assurance we currently are not a USRPHC or will not become one in the future. Even if we are or were to become a USRPHC, gain arising from the sale or other taxable disposition by a Non-U.S. Holder of our Common Stock will not be subject to U.S. federal income tax if our Common Stock is “regularly traded,” as defined by applicable Treasury Regulations, on an established securities market, and such Non-U.S. Holder owned, actually and constructively, 5% or less of our Common Stock throughout the shorter of the five-year period ending on the date of the sale or other taxable disposition or the Non-U.S. Holder’s holding period.

Non-U.S. Holders should consult their tax advisors regarding potentially applicable income tax treaties that may provide for different rules.

Information Reporting and Backup Withholding

Payments of dividends on our Common Stock will not be subject to backup withholding, provided the applicable withholding agent does not have actual knowledge or reason to know the holder is a United States person and the holder either certifies its non-U.S. status, such as by furnishing a valid IRS Form W-8BEN, W-8BEN-E or W-8ECI, or otherwise establishes an exemption. However, information returns are required to be filed with the IRS in connection with any dividends on our Common Stock paid to the Non-U.S. Holder, regardless of whether any tax was actually withheld. In addition, proceeds of the sale or other taxable disposition of our Common Stock within the United States or conducted through certain U.S.-related brokers generally will not be subject to backup withholding or information reporting, if the applicable withholding agent receives the certification described above and does not have actual knowledge or reason to know that such holder is a United States person, or the holder otherwise establishes an exemption. Proceeds of a disposition of our Common Stock conducted through a non-U.S. office of a non-U.S. broker generally will not be subject to backup withholding or information reporting.

Copies of information returns that are filed with the IRS may also be made available under the provisions of an applicable treaty or agreement to the tax authorities of the country in which the Non-U.S. Holder resides or is established.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a Non-U.S. Holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

Additional Withholding Tax on Payments Made to Foreign Accounts

Withholding taxes may be imposed under Sections 1471 to 1474 of the Code (such Sections commonly referred to as the Foreign Account Tax Compliance Act, or “FATCA”) on certain types of payments made to non-U.S. financial institutions and certain other non-U.S. entities. Specifically, a 30% withholding tax may be imposed on dividends on, or (subject to the proposed Treasury Regulations discussed below) gross proceeds from the sale or other disposition of, our Common Stock paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code), unless (1) the foreign financial institution undertakes certain diligence and reporting obligations, (2) the non-financial foreign entity either certifies it does not have any “substantial United States owners” (as defined in the Code) or furnishes identifying information regarding each substantial United States owner, or (3) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in (1) above, it must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertake to identify accounts held by certain “specified United States persons” or “United States-owned foreign entities” (each as defined in the Code), annually report certain information about such accounts, and withhold 30% on certain payments to non-compliant foreign financial institutions and certain other account holders. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules.

Under the applicable Treasury Regulations and administrative guidance, withholding under FATCA generally applies to payments of dividends on our Common Stock. While withholding under FATCA would have applied also to payments of gross proceeds from the sale or other disposition of such stock on or after January 1, 2019, recently proposed Treasury Regulations eliminate FATCA withholding on payments of gross proceeds entirely. Taxpayers generally may rely on these proposed Treasury Regulations until final Treasury Regulations are issued.

Prospective investors should consult their tax advisors regarding the potential application of withholding under FATCA to their investment in our Common Stock.

UNDERWRITING

B. Riley FBR, Inc. is acting as representative of each of the underwriters named below. Subject to the terms and conditions set forth in an underwriting agreement among us and the underwriters, we have agreed to sell to the underwriters, and each of the underwriters has agreed to purchase from us, the number of shares of our Common Stock set forth opposite its name below.

Underwriters	Number of Shares of Common Stock
B. Riley FBR, Inc.	5,426,088
Lake Street Capital Markets, LLC	813,913
Dougherty & Company LLC	542,609

Total	6,782,610

The underwriting agreement provides that the obligations of the underwriters to pay for and accept delivery of the shares offered by this prospectus supplement are subject to the approval of certain legal matters by their counsel and to other conditions, including the absence of any material adverse change in our business and the receipt of customary legal opinions, letters and certificates. The underwriters are committed to take and pay for all of the shares of our Common Stock being offered, if any are taken, other than the shares covered by the option described below unless and until this option is exercised. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated.

Commissions and Expenses

The representative has advised us that the underwriters propose initially to offer the shares to the public at the public offering price set forth on the cover page of this prospectus supplement and to securities dealers at the public offering price less a concession not in excess of $0.27 per share. The shares of Common Stock are offered by the underwriters as stated in this prospectus supplement, subject to receipt and acceptance and subject to their right to reject any order in whole or in part. If all the shares are not sold at the public offering price, the underwriters may change the offering price and selling terms.

The following table shows the per share and total public offering price, underwriting discount and proceeds before expenses to us. The amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase up to 1,017,390 additional shares of our Common Stock.

	Per Share	No Exercise	Full Exercise
Public offering price	$7.75	$52,565,228	$60,450,000
Underwriting discount	$0.45	$3,022,501	$3,475,875
Proceeds, before expenses, to us	$7.30	$49,542,727	$56,974,125

The expenses of the offering, not including the underwriting discount, are estimated at $220,500 and are payable by us. We have also agreed to pay the bona fide, direct, out-of-pocket expenses of the underwriters in connection with the offering, including filing fees and investor presentation expenses, as well as underwriters’ counsel legal fees up to an aggregate amount of $100,000.

In compliance with guidelines of the Financial Industry Regulatory Authority (“FINRA”) the maximum consideration or discount to be received by any FINRA member will not exceed 8% of the aggregate proceeds of the offering.

Our Common Stock is listed on the NYSE under the symbol “UTI.”

Option to Purchase Additional Shares

We have granted to the underwriters an option to purchase up to an additional 1,017,390 shares of Common Stock at the public offering price, less the underwriting discount. This option is exercisable for a period of 30 days. To the extent that the underwriters exercise this option, the underwriters will purchase additional shares from us in approximately the same proportion as shown in the table above.

Lock-Up Agreements

We and our executive officers and directors have agreed, subject to limited exceptions, for a period of 90 days after the date of this prospectus supplement, not to offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of, directly or indirectly any shares of our Common Stock or any securities convertible into or exchangeable for our Common Stock either owned as of the date of the underwriting agreement or thereafter acquired without the prior written consent of the representative. The lock-up restrictions do not prevent us from issuing Common Stock upon conversion of our outstanding Series A Preferred Stock. The representative may, in its sole discretion and at any time or from time to time before the termination of the lock-up period, without notice, release all or any portion of the securities subject to lock-up agreements.

Indemnification

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act and liabilities arising from breaches of representations and warranties contained in the underwriting agreement, or to contribute to payments that the underwriters may be required to make in respect of those liabilities.

Price Stabilization, Short Positions and Penalty Bids

In connection with the offering, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of our Common Stock. These transactions may include short sales, stabilizing transactions, and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of shares than it is required to purchase in the offering, and a short position represents the amount of such sales that have not been covered by subsequent purchases. The underwriters must cover any such short position by purchasing shares in the open market. A short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of our Common Stock in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of various bids for or purchases of our Common Stock made by the underwriters in the open market prior to the closing of the offering. Purchases to cover a short position and stabilizing transactions, as well as other purchases by an underwriter for its own account, may have the effect of preventing or retarding a decline in the market price of our Common Stock, and may stabilize, maintain, or otherwise affect the market price of our Common Stock. As a result, the price of our Common Stock may be higher than the price that otherwise might exist in the open market. The underwriters are not required to engage in these activities and may end any of these activities at any time. These transactions may be effected on the NYSE, in the over-the-counter market, or otherwise.

In connection with the offering, the underwriters may engage in passive market making transactions in the Common Stock on the NYSE in accordance with Rule 103 of Regulation M under the Exchange Act during the period before the commencement of offers or sales of the Common Stock and extending through the completion of distribution. A passive market maker must display its bids at a price not in excess of the highest independent bid of the security. However, if all independent bids are lowered below the passive market maker’s bid that bid must be lowered when specified purchase limits are exceeded. If passive market making is commenced, it may be discontinued at any time.

Other

The underwriters and their respective affiliates are full-service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriters and certain of their affiliates have provided from time to time, and may provide in the future, investment and commercial banking and financial advisory services to us and our affiliates in the ordinary course of business, for which they have received and may continue to receive customary fees and commissions. In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own accounts and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of ours. The underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Electronic Offer, Sale and Distribution of Shares

A prospectus in electronic format may be made available on the websites maintained by one or more of the underwriters participating in this offering and one or more of underwriters participating in this offering may distribute prospectuses electronically. The representative may agree to allocate a number of shares to underwriters for sale to their online brokerage account holders. Internet distributions will be allocated by the underwriters that will make internet distributions on the same basis as other allocations. Other than the prospectus in electronic format, the information on these websites is not part of this prospectus supplement, the accompanying prospectus or the registration statement of which the accompanying prospectus forms a part, has not been approved or endorsed by us or any underwriter in its capacity as underwriter, and should not be relied upon by investors.

Selling Restrictions

No action has been taken in any jurisdiction (except in the United States) that would permit a public offering of our Common Stock, or the possession, circulation or distribution of this prospectus supplement, the accompanying prospectus or any other material relating to us or our Common Stock in any jurisdiction where action for that purpose is required. Accordingly, our Common Stock may not be offered or sold, directly or indirectly, and none of this prospectus supplement, the accompanying prospectus or any other offering material or advertisements in connection with our Common Stock may be distributed or published, in or from any country or jurisdiction, except in compliance with any applicable rules and regulations of any such country or jurisdiction.

European Economic Area

In relation to each Member State of the European Economic Area (each a “Member State”), no shares of our Common Stock have been offered or will be offered pursuant to the this offering to the public in that Member State prior to the publication of a prospectus in relation to the shares which has been approved by the competent authority in that Member State or, where appropriate, approved in another Member State and notified to the competent authority in that Member State, all in accordance with the Prospectus Regulation), except that offers of shares may be made to the public in that Member State at any time under the following exemptions under the Prospectus Regulation:

•	to any legal entity which is a qualified investor as defined under the Prospectus Regulation;

•	to fewer than 150 natural or legal persons (other than qualified investors as defined under the Prospectus Regulation), subject to obtaining the prior consent representative for any such offer; or

•

in any other circumstances falling within Article 1(4) of the Prospectus Regulation, provided that no such offer of shares shall require us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.

For the purposes of this provision, the expression an “offer to the public” in relation to any shares in any Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase or subscribe for any shares, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.

United Kingdom

The underwriters represent, warrant and agree as follows:

•

it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (“FSMA”) received by it in connection with the issue or sale of the shares in circumstances in which Section 21 of the FSMA does not apply to us; and

•	it has complied with, and will comply with, all applicable provisions of the FSMA with respect to anything done by it in relation to the shares in, from or otherwise involving the United Kingdom.

Hong Kong

The shares have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the shares has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance.

Singapore

This prospectus supplement and the accompanying prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares may not be circulated or distributed, nor may the shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore, or the SFA, (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the shares under Section 275 except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is given for the transfer; or (3) by operation of law.

Japan

The shares have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) and, accordingly, will not be offered or sold, directly or indirectly, in Japan, or for the benefit of any Japanese Resident or to others for re-offering or resale, directly or indirectly, in Japan or to any Japanese Resident, except in compliance with all applicable laws, regulations and ministerial guidelines promulgated by relevant Japanese governmental or regulatory authorities in effect at the relevant time. For the purposes of this paragraph, “Japanese Resident” shall mean any person resident in Japan, including any corporation or other entity organized under the laws of Japan.

Switzerland

The shares may not be publicly offered, sold or advertised, directly or indirectly, in, into or from Switzerland and will not be listed on the SIX Swiss Exchange or on any other exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the shares constitutes a prospectus as such term is understood pursuant to article 652a or article 1156 of the Swiss Code of Obligations or a listing prospectus within the meaning of the listing rules of the SIX Swiss Exchange or any other regulated trading facility in Switzerland, and neither this document nor any other offering or marketing material relating to the shares may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to the offering, nor the Company nor the shares have been or will be filed with or approved by any Swiss regulatory authority. The shares are not subject to the supervision by any Swiss regulatory authority, e.g., the Swiss Financial Markets Supervisory Authority FINMA, and investors in the shares will not benefit from protection or supervision by such authority.

Dubai International Financial Centre

This prospectus supplement and the accompanying prospectus relate to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (referred to as “DFSA”). This prospectus supplement and the accompanying prospectus are intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement or the accompanying prospectus nor taken steps to verify the information set forth herein and has no responsibility for the prospectus supplement or the accompanying prospectus.

The shares to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the shares offered should conduct their own due diligence on the shares. If you do not understand the contents of this prospectus supplement or the accompanying prospectus, you should consult an authorized financial advisor.

Notice to Canadian Residents

Resale Restrictions

The distribution of shares in Canada is being made only in the provinces of Ontario, Quebec, Alberta and British Columbia on a private placement basis exempt from the requirement that we prepare and file a prospectus with the securities regulatory authorities in each province where trades of these shares are made. Any resale of the shares in Canada must be made under applicable securities laws which may vary depending on the relevant jurisdiction, and which may require resales to be made under available statutory exemptions or under a discretionary exemption granted by the applicable Canadian securities regulatory authority. Purchasers are advised to seek legal advice prior to any resale of the shares.

Representations of Canadian Purchasers

By purchasing shares in Canada and accepting delivery of a purchase confirmation, a purchaser is representing to us and the dealer from whom the purchase confirmation is received that:

•

the purchaser is entitled under applicable provincial securities laws to purchase the shares without the benefit of a prospectus qualified under those securities laws as it is an “accredited investor” as defined under National Instrument 45-106—Prospectus Exemptions;

•	the purchaser is a “permitted client” as defined in National Instrument 31-103—Registration Requirements, Exemptions and Ongoing Registrant Obligations;

•	where required by law, the purchaser is purchasing as principal and not as agent; and

•	the purchaser has reviewed the text above under “Resale Restrictions.”

LEGAL MATTERS

The validity of our Common Stock offered hereby will be passed upon for us by DLA Piper LLP (US), Phoenix, Arizona. Certain legal matters will be passed upon for the underwriters by The NBD Group, Inc., Los Angeles, California in connection with this offering.

EXPERTS

The consolidated financial statements incorporated in this prospectus by reference from Universal Technical Institute’s Annual Report on Form 10-K for the fiscal year ended September 30, 2019 and the effectiveness of Universal Technical Institute’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the shares of Common Stock offered by this prospectus supplement. This prospectus supplement and the accompanying prospectus, and any document incorporated by reference into this prospectus supplement and the accompanying prospectus, filed as part of the registration statement, does not contain all of the information set forth in the registration statement and its exhibits and schedules, portions of which have been omitted as permitted by the rules and regulations of the SEC. For further information about us and our shares of Common Stock, we refer you to the registration statement and to its exhibits. Statements in this prospectus supplement and the accompanying prospectus about the contents of any contract, agreement or other document are not necessarily complete and in each instance we refer you to the copy of such contract, agreement or document filed as an exhibit to the registration statement, which each such statement being qualified in all respects by reference to the document to which it refers.

We are subject to the informational requirements of the Exchange Act, and we are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. You may inspect these reports, proxy statements and other information without charge at the SEC’s website. We also make available to our stockholders annual reports containing consolidated financial statements audited by an independent registered public accounting firm.

DOCUMENTS INCORPORATED BY REFERENCE

The SEC’s rules allow us to “incorporate by reference” information into this prospectus supplement and the accompanying prospectus. This means that we can disclose important information to you by referring you to another document. The information incorporated by reference is considered to be a part of this prospectus supplement and the accompanying prospectus. This prospectus supplement incorporates by reference the documents listed below:

•	our Annual Report on Form 10-K for the fiscal year ended September 30, 2019, filed with the SEC on December 6, 2019;

•	our Quarterly Report on Form 10-Q for the quarterly period ended December 31, 2019, filed with the SEC on February 7, 2020;

•

the information specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended September 30, 2019 from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on January 28, 2020;

•

the information included in our Definitive Proxy Statement on Schedule 14A, filed with the SEC on January 28, 2020, under the heading “Proposal 4 — Approval of Conversion and Voting of Series A Preferred Stock”;

•	our Current Reports on Form 8-K, filed with the SEC on October 21, 2019 and January 9, 2020;

•

our Registration Statements on Form 8-A12B filed on December  8, 2003, June  30, 2016 and February 22, 2017, including any amendment or reports filed under the Exchange Act for the purpose of updating such Registration Statement; and

•

all documents filed by us with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement and before the completion of the offering contemplated hereby (other than documents and information furnished and not filed in accordance with SEC rules, unless expressly stated otherwise therein).

Any statement made in this prospectus supplement or in the accompanying prospectus or in a document incorporated by reference into this prospectus supplement or the accompanying prospectus will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement and the accompanying prospectus.

You can obtain any of the filings incorporated by reference into this prospectus supplement and the accompanying prospectus through us or from the SEC through the SEC’s website at http://www.sec.gov. We will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus supplement or the accompanying prospectus is delivered, upon written or oral request of such person, a copy of any or all of the reports and documents referred to above which have been or may be incorporated by reference into this prospectus supplement or the accompanying prospectus. You should direct requests for those documents to:

Universal Technical Institute, Inc.

16220 North Scottsdale Road, Suite 500

Scottsdale, Arizona 85254

(623) 445-9500

Our reports and documents incorporated by reference herein may also be found on our investor relations website at https://investor.uti.edu. Our website and the information contained in it or connected to it shall not be deemed to be incorporated into this prospectus supplement, the accompanying prospectus or any registration statement of which it forms a part.

PROSPECTUS

UNIVERSAL TECHNICAL INSTITUTE, INC.

$100,000,000

Common Stock

Preferred Stock

Debt Securities

We may offer and sell from time to time in one or more offerings any combination of common stock, preferred stock or debt securities in amounts, at prices and on the terms that we will determine at the time of the offering. The aggregate initial offering price of all securities sold under this prospectus will not exceed $100,000,000.

This prospectus provides you with a general description of these securities. Each time we offer and sell these securities, we will provide the specific terms of any such offering of these securities in a supplement to this prospectus. The applicable prospectus supplement will also describe the specific manner in which we will offer these securities and may also supplement, update or amend information contained in this prospectus. You should carefully read this prospectus and any applicable prospectus supplement, as well as the documents incorporated by reference herein or therein, before you make an investment decision. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.

We may sell these securities on a continuous or delayed basis, directly, through agents, dealers or underwriters as designated from time to time, or through a combination of these methods. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus. If any agents, dealers or underwriters are involved in the sale of any securities, the applicable prospectus supplement will set forth their names and any applicable commissions or discounts.

Our Common Stock is listed on the New York Stock Exchange (the “NYSE”), under the symbol “UTI”.

Investing in our securities involves a high degree of risk. Before making an investment decision, please read the information under “Risk Factors” beginning on page 2 of this prospectus and under similar headings in any amendment or supplement to this prospectus or in any filing with the Securities and Exchange Commission (“SEC”) that is incorporated by reference herein.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 7, 2020.

You should rely only on the information provided in this prospectus, as well as the information incorporated by reference into this prospectus and any applicable prospectus supplement. We have not authorized anyone to provide you with different information. This prospectus and any applicable prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus, any applicable prospectus supplement or any documents incorporated by reference is accurate as of any date other than the date of the applicable document, regardless of the time of delivery of this prospectus or any sale of securities. Since the respective dates of this prospectus and the documents incorporated by reference into this prospectus, our business, financial condition, results of operations and prospects may have changed.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we have filed with the SEC using a “shelf” registration process. Under this shelf registration process, we may sell the securities described in this prospectus in one or more offerings up to a total dollar amount of $100,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we sell any securities under this prospectus, we will provide a prospectus supplement that will contain more specific information about the terms of that offering. We may also add, update or change in a prospectus supplement any of the information contained in this prospectus or in documents we have incorporated by reference into this prospectus. To the extent that any statements that we make in a prospectus supplement are inconsistent with statements made in this prospectus, the statements made in this prospectus will be deemed modified or superseded by those made in the prospectus supplement. This prospectus, together with the applicable prospectus supplements and the documents incorporated by reference into this prospectus, includes all material information relating to the offering of the securities described in this prospectus. You should read both this prospectus and any applicable prospectus supplement, together with additional information described in the sections of this prospectus entitled “Where You Can Find More Information” and “Documents Incorporated by Reference.” We have not authorized anyone to provide you with information other than the information that we have provided or incorporated by reference in this prospectus and your reliance on any unauthorized information or representation is at your own risk. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of securities. Our business, financial condition and results of operations may have changed since those dates. This prospectus may be used only in jurisdictions where offers and sales of these securities are permitted.

Unless otherwise stated, all references in this prospectus to “we,” “us,” “our,” “Universal,” “UTI,” the “Company” and similar designations refer to Universal Technical Institute, Inc. and its consolidated subsidiaries. We own or have rights to trademarks or tradenames that we use in conjunction with the operation of our business. Each trademark, trade name or service mark of any other company appearing in this prospectus or any accompanying prospectus supplement belongs to its holder. Use or display by us of other parties’ trademarks, trade names or service marks is not intended to and does not imply a relationship with, or endorsement or sponsorship by us of, the trademark, trade name or service mark owner. Solely for convenience, our trademarks and tradenames referred to in this prospectus may appear without the ® and ™ symbols, but those references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights, or the right of the applicable licensor to these trademarks and tradenames.

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DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and any applicable prospectus supplement or free writing prospectus, including the documents that we incorporate by reference herein and therein, contain “forward-looking statements” within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These statements relate to future events or to our future operating or financial performance and involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements.

In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “could,” “would,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “projects,” “predicts,” “potential” and similar expressions intended to identify forward-looking statements. These statements reflect our current views with respect to future events and are based on assumptions and are subject to risks and uncertainties. As such, our actual results may differ significantly from those expressed in any forward-looking statements. Given these uncertainties, you should not place undue reliance on these forward-looking statements.

Important factors that could cause actual results to differ materially from forward-looking statements include, but are not limited to:

•	failure of our schools to comply with the extensive regulatory requirements for school operations;

•	our failure to maintain eligibility for federal student financial assistance funds;

•	continued Congressional examination of the for-profit education sector;

•	a disruption in our ability to process student loans under the Federal Direct Loan Program;

•	regulatory investigations of, or actions commenced against, us or other companies in our industry;

•	changes in the state regulatory environment or budgetary constraints;

•	our failure to improve underutilized capacity at certain of our campuses;

•	enrollment declines or challenges in our students’ ability to find employment as a result of macroeconomic conditions;

•	our failure to maintain and expand existing industry relationships and develop new industry relationships with our industry customers;

•	our ability to update and expand the content of existing programs and develop and integrate new programs in a cost-effective manner and on a timely basis;

•	our failure to effectively identify, establish and operate additional schools, programs or campuses;

•	our principal stockholder owns a significant percentage of our capital stock, is able to influence certain corporate matters and could in the future gain substantial control over our company;

•	loss of our senior management or other key employees; and

•	risks related to other factors discussed in this prospectus, including those described in the section entitled “Risk Factors.”

We discuss many of these risks in greater detail under “Risk Factors” in this prospectus, in the “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections incorporated by reference from our most recent Annual Report on Form 10-K and in our Quarterly Reports on Form 10-Q for the quarterly periods ended subsequent to our filing of such Annual Report on Form 10-K, as well as any amendments thereto reflected in subsequent filings with the SEC. These factors are not exhaustive, and new factors may emerge or changes to the foregoing factors may occur that could impact our business.

Also, these forward-looking statements represent our estimates and assumptions only as of the date of the document containing the applicable statement. Unless required by law, we undertake no obligation to update or revise any forward-looking statements to reflect new information or future events or developments. Thus, you should not assume that our silence over time means that actual events are bearing out as expressed or implied in such forward-looking statements. You should read this prospectus, any applicable prospectus supplement, together with the documents that we have filed with the SEC that are incorporated by reference and any free writing prospectus we have authorized for use in connection with this offering, completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of the forward-looking statements in this prospectus and any applicable prospectus supplement or free writing prospectus, including the documents that we incorporate by reference herein and therein, by these cautionary statements.

iii

THE COMPANY

We are the leading provider of postsecondary education for students seeking careers as professional automotive, diesel, collision repair, motorcycle and marine technicians, as well as welders and CNC machining technicians, as measured by total average full-time enrollment and graduates. We offer certificate, diploma or degree programs at 13 campuses across the United States under the banner of several well-known brands, including Universal Technical Institute, Motorcycle Mechanics Institute and Marine Mechanics Institute and NASCAR Technical Institute. Additionally, we offer manufacturer specific advanced training programs, including student-paid electives, at our campuses and manufacturer or dealer sponsored training at certain campuses and dedicated training centers. We have provided technical education for 54 years.

We are a Delaware corporation with principal executive offices located at 16220 North Scottsdale Road, Suite 500 Scottsdale, Arizona 85254. Our telephone number is (623) 445-9500 and our website is www.uti.edu. The information contained in, and that which can be accessed through, our website is not incorporated into and does not form a part of this prospectus.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before making an investment decision, you should carefully consider the risks described in the sections entitled “Risk Factors” in our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, as filed with the SEC, which are incorporated herein by reference in their entirety, as well any amendment or updates to our risk factors reflected in subsequent filings with the SEC, including any applicable prospectus supplement. Our business, financial condition, results of operations or prospects could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment. This prospectus and any applicable prospectus supplement or free writing prospectus, including the documents that we incorporate by reference herein and therein, also contain forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks mentioned elsewhere in this prospectus. For more information, see the section entitled “Where You Can Find Additional Information.” Please also read carefully the section entitled “Disclosure Regarding Forward-Looking Statements.”

USE OF PROCEEDS

Except as described in any prospectus supplement, we currently intend to use the net proceeds from the sale of securities by us under this prospectus for general corporate purposes. General corporate purposes may include, among other things, working capital, capital expenditures and acquisitions. We have not determined the amount of net proceeds to be used specifically for such purposes. As a result, management will retain broad discretion over the allocation of net proceeds. Pending the uses described above, we expect to invest our net proceeds in investment-grade, interest-bearing instruments.

DESCRIPTION OF OUR CAPITAL STOCK

The following description of our capital stock is only a summary of its material provisions. We encourage you to read our Amended and Restated Bylaws, Restated Certificate of Incorporation, Certificate of Designation, Preferences and Rights of Series A Convertible Preferred Stock and Certificate of Designation, Preference and Rights of Series E Junior Participating Preferred Stock, which are incorporated by reference into the registration statement of which this prospectus is a part.

General

We are authorized to issue 100,000,000 shares of common stock, par value $0.0001 per share, and 10,000,000 shares of preferred stock, par value $0.0001 per share, of which 700,000 are designated as Series A preferred stock (the “Series A Preferred Stock”) and 100,000 are designated as Series E Junior Participating Preferred Stock (the “Series E Preferred Stock”).

As of January 23, 2020, there were 25,744,718 shares of our common stock, 700,000 shares of our Series A Preferred Stock and no shares of our Series E Preferred Stock issued and outstanding.

The transfer agent and registrar for the common stock is Computershare Inc. The transfer agent and registrar’s address is Computershare, P.O. Box 505000, Louisville, KY 40233-5000.

Common Stock

Voting Rights

Each share of common stock entitles its holder to one vote. Shares of common stock vote as a single class on all matters on which stockholders are entitled to vote, except as otherwise provided in our Restated Certificate of Incorporation or as required by law. Generally, all matters to be voted on by stockholders, other than the election of directors, must be approved by a majority of the shares of our issued and outstanding capital stock on an as-converted basis present in person or represented by proxy and entitled to vote on the subject matter, voting as a single class. Subject to the rights of the holders of any series of preferred stock to elect directors under certain circumstances, directors must be elected by a plurality of the voting power present in person or represented by proxy and entitled to vote generally in the election of directors.

Dividends

Each share of common stock entitles its holder to receive dividends and other distributions in cash, stock or property as declared by our board of directors, subject to any preferential rights of any outstanding shares of preferred stock and other provisions in our Restated Certificate of Incorporation.

Other Rights

On liquidation, dissolution or winding up, after payment in full of the amounts required to be paid to creditors and holders of preferred stock, if any, all holders of common stock are entitled to receive a pro rata amount of any distribution of the remaining assets.

No shares of common stock are subject to redemption or conversion or have preemptive rights to purchase additional shares of common stock or other securities of ours.

Preferred Stock

Our board of directors has the authority, without action by our stockholders, to designate and issue preferred stock in one or more series and to designate the rights, powers, preferences and privileges of each series and any qualifications, limitations or restrictions thereof, which may be greater or less than the rights of common stock.

Undesignated Preferred Stock

It is not possible to state the actual effect of the issuance of any shares of preferred stock upon the rights of holders of common stock until our board of directors determines the specific rights of the holders of preferred stock. However, the effects might include, among other things:

•	restricting dividends on common stock;

•	diluting the voting power of common stock;

•	impairing the liquidation rights of common stock; or

•	delaying or preventing our change in control without further action by our stockholders.

Our board of directors is authorized to determine the terms with respect to the series of preferred stock being offered, which may include (without limitation) the following:

•	whether dividends on that series of preferred stock will be cumulative or noncumulative;

•	the dividend rate or method for determining the rate;

•	the liquidation preference per share of that series of preferred stock, if any;

•	the conversion provisions applicable to that series of preferred stock, if any;

•	any redemption or sinking fund provisions applicable to that series of preferred stock;

•	the voting rights of that series of preferred stock, if any; and

•	the terms of any other powers, preferences or rights, if any, and the qualifications, limitations or restrictions thereof, applicable to that series of preferred stock.

Series A Preferred Stock

On June 24, 2016, we issued and sold 700,000 shares of our Series A Preferred Stock to Coliseum Holdings I, LLC (“Coliseum”) for a total purchase price of $70,000,000 pursuant to a Securities Purchase Agreement (the “Preferred Stock Financing”). In connection with the Preferred Stock Financing, we filed with the office of the Secretary of State of the State of Delaware a Certificate of Designation, Preferences and Rights of Series A Convertible Preferred Stock (“Series A Certificate of Designations”), which sets forth the rights and preferences of the Series A Preferred Stock. The description below provides a summary of certain material terms of the Series A Preferred Stock set forth in the Series A Certificate of Designations.

The Series A Preferred Stock, with respect to dividend rights and rights upon liquidation, winding up or dissolution, ranks senior to our common stock and each other junior class or series of shares that we may issue in the future. The Series A Preferred Stock will rank junior to any future indebtedness.

We may pay a noncumulative cash dividend on each share of Series A Preferred Stock at a rate of 7.5% per year on the liquidation preference then in effect (“Cash Dividend”). Such dividend shall be paid before any dividends would be declared or paid to common stockholders or other junior stockholders. If we do not declare and pay a Cash Dividend, the liquidation preference on the Series A Preferred Stock shall be increased to an amount equal to the liquidation preference in effect at the start of the applicable dividend period, plus an amount equal to such then applicable liquidation preference multiplied by the total of the Cash Dividend rate then in effect plus 2.0% per year (an “Accrued Dividend”). If and to the extent declared, Cash Dividends are payable semi-annually in arrears on September 30 and March 31 of each year, and will begin to accrue on the first day of the applicable dividend period.

The Series A Preferred Stock includes participation rights such that, in the event that we pay a dividend or make a distribution on our outstanding common stock, we will also pay to each holder of the Series A Preferred Stock a dividend on an as converted to common stock basis.

If we are required or elect to obtain Regulatory Approval (as defined below) and such approval is not obtained within the time periods set forth in the Series A Certificate of Designations, the dividend rates with respect to the Cash Dividend and the Accrued Dividend will be increased by 5.0% per year, not to exceed a maximum of 14.5% per year. In the event that we ultimately obtain Regulatory Approval after expiration of the time periods set forth in the Series A Certificate of Designations, the increased dividend rates with respect to the Cash Dividend and Accrued Dividend would be reversed.

In the event of voluntary or involuntary liquidation, dissolution or winding up of our company, holders of the Series A Preferred Stock are entitled to receive, before any distribution or payment to the holders of any common or junior stock, an amount per share of Series A Preferred Stock equal to the liquidation preference then in effect, which would include any Accrued Dividends. Alternatively, the holder may choose to receive the amount that would be payable per share of common stock issued upon conversion of the Series A Preferred Stock immediately prior to such liquidation event. The initial liquidation preference under the Series A Certificate of Designations was $100 per share, the original issue price of the Series A Preferred Stock.

Mergers (regardless of whether we remain the surviving entity), a sale of substantially all of our assets or any other recapitalization, reclassification or other transaction in which substantially all of our common stock is exchanged or converted into cash or other property are considered “Deemed Liquidation Events.” The Series A Certificate of Designations provides that, in the case of a Deemed Liquidation Event, each holder of the Series A Preferred Stock shall be entitled to receive the liquidation amount they would receive under a normal liquidation event; however, the liquidation amount must be in the same form of consideration as is payable to the holders of our common stock.

Holders of shares of Series A Preferred Stock will be entitled to vote with the holders of shares of our common stock on an as-converted basis. The holders of Series A Preferred Stock may vote only to an extent not to exceed 4.99% of the aggregate voting power of all of our voting stock outstanding on the issue date of June 24, 2016 (the “Voting Cap”), until such time that we receive necessary Regulatory Approval to remove the Voting Cap. Additionally, a majority of the voting power of the Series A Preferred Stock must approve certain significant actions, including, among others, the amendment to any provision of our Restated Certificate of Incorporation or Amended and Restated Bylaws in a manner adverse to the rights, preferences, privileges or voting powers of the Series A Preferred Stock; the increase of the number of members of our board of directors above twelve members; the issuance of certain equity securities; the repurchase, redemption or acquisition of our common stock; the incurrence of debt other than in a form required by a regulatory agency; the consummation of certain acquisitions, mergers or other such transactions; and the sale or license of material assets. The Series A Certificate of Designations defines “Regulatory Approval” as (i) the approvals by the holders of common stock that are required under the listing standards of the NYSE, including NYSE Listed Company Manual Section 312.03, and (ii) the approval of any person, entity, or organization that engages in granting or withholding educational approvals for, administers financial assistance to or for students of, or otherwise regulates private postsecondary schools, including without limitation the Department of Education, any state education department or agency, any guaranty agency, and any institutional accreditation agency, in each case, as applicable, to remove the Voting Cap and the Conversion Cap (collectively, the “Regulatory Approval”).

The conversion rate for each share of the Series A Preferred Stock into our common stock will be calculated by dividing the liquidation preference then in effect by the conversion price then in effect. The conversion price as currently in effect for the Series A Preferred Stock is $3.33 per share. The conversion price is subject to adjustment upon the occurrence of certain common stock events, as defined in the Series A Certificate of Designations, including stock splits, reverse stock splits or the issuance of common stock dividends. Shares of the Series A Preferred Stock are convertible into common stock at the conversion rate at any time at the option of the holder. Prior to receiving Regulatory Approval, the Series A Preferred Stock may be converted only to the extent that the number of shares of our common stock issued upon conversion does not, in the aggregate, exceed 4.99% of the total shares of common stock outstanding on the issue date of June 24, 2016 (the “Conversion Cap”).

If at any time after June 24, 2019, the volume weighted average price of our common stock equals or exceeds 2.5 times the conversion price of the Series A Preferred Stock for a period of 20 consecutive trading days (the “Conversion Trigger”), we may, at our option and subject to obtaining any required Regulatory Approval, require that any or all of the then outstanding shares of Series A Preferred Stock be automatically converted into our common stock at the conversion rate. We may not elect to effectuate a conversion during certain time periods, including the closed trading window periods in which any director or executive officer of our company is prohibited by us to directly or indirectly purchase, sell or otherwise acquire or transfer any of our equity securities. If we are unable to obtain the necessary Regulatory Approval to remove the Conversion Cap within 120 days of giving our notice of intent to convert, we would have the option to redeem all shares of the Series A Preferred Stock at a premium, and during the time periods, each as set forth in the Series A Certificate of Designations.

Upon a change of control, at the written election by the holders of a majority of the then outstanding shares of Series A Preferred Stock, we shall declare and pay a special cash dividend in the amount equal to either 1.5 or 2.0 times the Cash Dividend rate, depending on the type of change in control, multiplied by the liquidation preference per share then in effect.

We have the ability to redeem the Series A Preferred Stock at any time after June 24, 2019, provided that the Conversion Trigger has not been met on the date of our redemption notice. After receiving our redemption notice, the holders of the Series A Preferred Stock will be able to convert their shares into common stock if neither the Voting Cap nor the Conversion Cap is in effect. If the holders of the Series A Preferred Stock do not provide notice of conversion within 10 days of receipt of our redemption notice, the redemption will proceed at a price per share equal to the product of the then current conversion rate and 2.5 times the conversion price. If either the Voting Cap or the Conversion Cap is in effect at the date of our redemption notice, the holders of a majority of the then outstanding shares of the Series A Preferred Stock may request that we obtain the necessary Regulatory Approval for its removal. If the necessary Regulatory Approval is not obtained within 120 days of such request, we have the ability to effectuate the redemption at a price per share equal to the product of the then current conversion rate and the greater of 2.5 times the conversion price and the 20-day volume weighted average price of our common stock measured at the close of business on the business day immediately preceding the date of redemption.

After June 24, 2026, we will have the ability to redeem the Series A Preferred Stock in whole or in part at any time. After receiving our redemption notice, the holders of the Series A Preferred Stock will then be able to convert their shares into common stock if neither the Voting Cap nor the Conversion Cap is in effect. If the holders of the Series A Preferred Stock do not provide notice of conversion within 10 days of receipt of our redemption notice, the redemption will proceed at a price per share equal to the liquidation preference then in effect. If either the Voting Cap or the Conversion Cap is in effect at the date of our redemption notice, the holders of a majority of the then outstanding shares of the Series A Preferred Stock may request that we obtain the necessary Regulatory Approval for its removal. If the Regulatory Approval is not obtained within 120 days of such request, we have the ability to effectuate the redemption at a price per share equal to the greater of the liquidation preference then in effect per share and the product of the then current conversion rate and the closing price of our common stock on the date immediately preceding the date of such redemption. If at any time prior to our redemption, the necessary Regulatory Approval is obtained, the holders of the Series A Preferred Stock have the option to convert such shares into our common stock.

The conversion price of the Series A Preferred Stock is subject to certain customary anti-dilution protections should we effect certain common stock events, such as stock splits, stock dividends or subdivisions, reclassifications or combinations of our common stock. In such events, the conversion price will be adjusted in a proportionate manner to the change in outstanding shares of common stock immediately preceding and immediately after the event.

We are required, at all times, to reserve and keep available out of our authorized and unissued shares of common stock the number of shares that would be issuable upon conversion of all Series A Preferred Stock, assuming that the Conversion Cap does not apply. If this reserve is not sufficient at any point to allow for full conversion, we are required to take action to increase our pool of authorized but unissued shares.

Pursuant to the Series A Certificate of Designations, for so long as Coliseum, its affiliates or any of its or its affiliates’ transferees approved by us beneficially own at least a majority of the then outstanding shares of Series A Preferred Stock, the holders of shares of Series A Preferred Stock, by the vote or written consent of the holders of a majority of the then outstanding shares of Series A Preferred Stock, shall have the right to designate one member to our board of directors who, subject to applicable law and regulations (including NYSE listing standards), may be appointed to a minimum of two committees of our board of directors.

Series E Preferred Stock

On June 29, 2016, our board of directors declared a dividend of one preferred stock purchase right (a “Right”) for each outstanding share of our common stock. The dividend was payable to holders of record as of the close of business on July 11, 2016. The specific terms of the Rights are contained in the Rights Agreement, dated as of June 29, 2016 (as amended, the “Rights Agreement”), by and between the Company and Computershare Inc., as rights agent. Our board of directors authorized the adoption of the Rights Agreement to protect against any potential future use of coercive or abusive takeover techniques and to help ensure that our stockholders are not deprived of the opportunity to realize the full and fair value of their investment. In general terms, and subject to certain exceptions, the Rights Agreement restricted any person or group from acquiring beneficial ownership of 15% or more of the outstanding common stock, or, in the case of any person or group that owns 15% or more of the outstanding common stock on the date of announcement of our entry into the Rights Agreement, an additional 0.25% of the shares of common stock. The Rights Agreement expired on February 21, 2017, pursuant to the terms of that certain Amendment to Rights Agreement dated February 21, 2017 by and between the Company and Computershare Inc., as rights agent.

In connection with our entry into the Rights Agreement, we filed a Certificate of Designations, Preference and Rights of Series E Junior Participating Preferred Stock (“Series E Certificate of Designations”) with the office of the Secretary of State of the State of Delaware, which sets forth the rights and preferences of the Series E Preferred Stock. The Series E Certificate of Designations initially designated 100,000 shares of Series E Preferred Stock. Our board of directors may authorize and issue additional shares of Series E Preferred Stock, from time to time, without obtaining consent of the holders of shares of Series E Preferred Stock. The description below provides a summary of certain material terms of the Series E Preferred Stock set forth in the Series E Certificate of Designations.

The Series E Preferred Stock, with respect to dividend rights and rights upon liquidation, winding up or dissolution, ranks senior to our common stock, subject to the prior and superior rights of any series of preferred stock. The Series E Preferred Stock ranks junior to all other series of preferred stock as to the payment of dividends and the distribution of assets, unless the terms of any such series shall provide otherwise.

We may pay quarterly dividends payable in cash on the last day of March, June, September and December in each year (each such date being referred to herein as a “Quarterly Dividend Payment Date”), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series E Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $1.00 or (b) subject to the provision for adjustment as provided in the Series E Certificate of Designations, one thousand (1,000) times the aggregate per share amount of all cash dividends, and one thousand (1,000) times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in shares of common stock or a subdivision of the outstanding shares of common stock (by reclassification or otherwise), declared on the common stock since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series E Preferred Stock. The Series E Certificate of Designations provides that, at any time after June 29, 2016 (the “Rights Dividend Declaration Date”), in the event we (i) declare any dividend on our common stock payable in shares of common stock, (ii) subdivide the outstanding common stock, or (iii) combine the outstanding common stock into a smaller number of shares, then in each such case the amount to which holders of shares of Series E Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of common stock outstanding immediately after such event and the denominator of which is the number of shares of common stock that were outstanding immediately prior to such event. As long as dividends or distributions payable to the Series E preferred Stock are in arrears, we are restricted from declaring or paying dividends on, making any other distributions on, or redeeming or purchasing or otherwise acquiring for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series E Preferred Stock.

The shares of Series E Preferred Stock are not redeemable. Each share of Series E Preferred Stock shall entitle the holder to 1,000 votes on all matters submitted to a vote of our stockholders. Except as otherwise provided in the Series E Certificate of Designations or by law, the holders of shares of Series E Preferred Stock and the holders of shares of common stock are entitled to vote together as one class on all matters submitted to a vote of our stockholders.

Anti-Takeover Effects of Our Restated Certificate of Incorporation, Amended and Restated Bylaws, Series E Certificate of Designations and Delaware Law

Some provisions of Delaware law, our Restated Certificate of Incorporation, Amended and Restated Bylaws and Series E Certificate of Designations could make the following more difficult:

•	acquisition of us by means of a tender offer or merger;

•	acquisition of us by means of a proxy contest or otherwise; or

•	removal of our incumbent officers and directors.

These provisions, summarized below, are expected to discourage coercive takeover practices and inadequate takeover bids. These provisions also are designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe that the benefits of the potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure our company outweigh the disadvantages of discouraging those proposals because negotiation of them could result in an improvement of their terms.

Classified Board of Directors

Our Restated Certificate of Incorporation provides that our board of directors will be divided into three classes. The term of each class of directors expires at the end of the third annual meeting of stockholders following the annual meeting at which such director was elected. This system of electing and removing directors may initially discourage a third party from making a tender offer or otherwise attempting to obtain control of us because it generally makes it more difficult for stockholders to replace a majority of our directors.

Size of Board and Vacancies

Our Amended and Restated Bylaws provide that the number of directors on our board of directors will be fixed or changed by resolution of a majority of our board of directors. Except as otherwise provided by a certificate of designations, newly created directorships resulting from any increase in our authorized number of directors or any vacancies in our board of directors resulting from death, resignation, removal from office or other cause will be filled solely by the majority vote of our remaining directors in office.

No Stockholder Action by Written Consent

Our Restated Certificate of Incorporation provides that subject to the rights of holders of preferred stock to act by written consent, any stockholder action may be effected only at a duly called annual or special meeting of stockholders and may not be effected by a written consent or consents by stockholders in lieu of such a meeting.

Amendment of Our Amended and Restated Bylaws

Our Restated Certificate of Incorporation and Amended and Restated Bylaws provide that our bylaws may only be amended by resolution adopted by a majority of our board of directors, except for certain provisions concerning take-over or change of control which may only be amended with the affirmative vote of two-thirds of the members of our board of directors.

Amendment of Our Restated Certificate of Incorporation

Our Restated Certificate of Incorporation provides (i) except as otherwise required by law notwithstanding any other provision in the Restated Certificate of Incorporation, the affirmative vote of the holders of at least 66-2/3% of the total voting power of all outstanding shares of capital stock entitled to vote thereon, voting together as a single class, is required to amend, alter, change or repeal, or adopt any provision inconsistent with, Articles V (Board of Directors), VI (Limitation of Liability of Directors), VII (Calling of Special Meeting of Stockholders), VIII (Stockholder Action by Written Consent) and X (Amendment of Certificate of Incorporation).

Stockholder Meetings

Our Restated Certificate of Incorporation and Amended and Restated Bylaws provide that except as otherwise required by law and subject to the rights of holders of preferred stock, if any, a special meeting of our stockholders may be called only by the chairman of our board of directors, our board of directors pursuant to a resolution adopted by a majority of the total number of directors, whether or not there exist any vacancies or unfilled seats in previously authorized directorships or a committee that is duly designated by our board of directors and shall be called by our Secretary by written request.

No business other than that stated in the notice of a special meeting of stockholders may be transacted at such special meeting.

Requirements for Advance Notification of Stockholder Nominations and Proposals

Our Amended and Restated Bylaws establish advance notice procedures with respect to stockholder proposals and nomination of candidates for election as directors other than nominations made by or at the direction of our board of directors or a committee of our board of directors.

In general, for nominations or other business to be properly brought before an annual meeting by a stockholder, the stockholder must give notice in writing to our secretary 90 to 120 days before the first anniversary of the preceding year’s annual meeting, or if no annual meeting was held in the preceding year, or if the date of the annual meeting is more than 30 days before or after the anniversary, such notice must be delivered, by the later of the 10th day after the annual meeting is announced or 90 days prior to the date of such meeting, and the business must be a proper matter for stockholder action. Among other things the stockholder’s notice must include for each proposed nominee and business, as applicable, (i) all required information under the Exchange Act, (ii) the proposed nominee’s written consent to serve as a director if elected, (iii) a brief description of the proposed business, (iv) the reasons for conducting the business at the meeting, (v) the stockholder’s material interest in the business, (vi) the stockholder’s name and address and (vii) the class and number of our shares which the stockholder owns.

In general, only such business may be conducted at a special meeting of stockholders as brought before the meeting pursuant to our notice of meeting. At a special meeting of stockholders at which directors are to be elected pursuant to our notice of meeting, a stockholder who is a stockholder of record at the time of giving notice and on the record date for the meeting, who is entitled to vote at the meeting and who complies with the notice procedures, may nominate proposed nominees. In the event we call a special meeting of stockholders to elect one or more directors, a stockholder may nominate a person or persons if the stockholder’s notice is delivered to our secretary not earlier than 120 days before the meeting nor later than the later of 90 days prior to the meeting and the 10th day after the meeting is announced.

Only such persons who are nominated in accordance with the procedures set forth in our Amended and Restated Bylaws may be eligible to serve as directors and only such business may be conducted at a meeting of stockholders as brought before the meeting in accordance with the procedures set forth in our Amended and Restated Bylaws. Except as otherwise required by our governing documents, the chairman of the meeting has the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed in accordance with the procedures set forth in our amended and restated bylaws and, if any proposed nomination or business is not in compliance with our Amended and Restated Bylaws, to declare that such defective proposal or nomination shall be disregarded.

Delaware Anti-Takeover Law

Our Restated Certificate of Incorporation subjects us to Section 203 of the DGCL.

In general, Section 203 of the DGCL prohibits a publicly held Delaware corporation from engaging in a business combination with an interested stockholder for a period of three years following the date the person became an interested stockholder, unless the business combination or the transaction in which the person became an interested stockholder is approved in a prescribed manner. Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. Generally, an “interested stockholder” is a person that together with affiliates and associates, owns or within three years prior to the determination of interested stockholder status, did own, 15% or more of a corporation’s voting stock. This may have an anti-takeover effect with respect to transactions not approved in advance by our board of directors, including discouraging attempts that might result in a premium over the market price for the shares of our capital stock.

No Cumulative Voting

Our Restated Certificate of Incorporation and Amended and Restated Bylaws do not provide for cumulative voting in the election of our board of directors.

Issuance of Series E Preferred Stock

Our board of directors may issue Series E Preferred Stock to protect against any potential future use of coercive or abusive takeover techniques. The Series E Preferred Stock, with respect to dividend rights and rights upon liquidation, winding up or dissolution, ranks senior to our common stock, subject to the prior and superior rights of any series of preferred stock. Each share of Series E Preferred Stock shall entitle the holder to 1,000 votes on all matters submitted to a vote of our stockholders. Except as otherwise provided in the Series E Certificate of Designations or by law, the holders of shares of Series E Preferred Stock and the holders of shares of common stock are entitled to vote together as one class on all matters submitted to a vote of our stockholders. Our ability to issue of Series E Preferred Stock may discourage hostile takeovers. For a description of our Series E Preferred Stock, see the section entitled “Description Of Our Capital Stock – Preferred Stock – Series E Preferred Stock.”

DESCRIPTION OF DEBT SECURITIES

We may issue debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. Any senior debt securities will rank equally with any other unsubordinated debt that we may have and may be secured or unsecured. Any subordinated debt securities will be subordinate and junior in right of payment, to the extent and in the manner described in the instrument governing such debt securities, to all or some portion of our indebtedness. Any convertible debt securities that we issue will be convertible into or exchangeable for our Common Stock or other securities of ours. Conversion may be mandatory or at the lender’s option and would be at prescribed conversion rates.

The following description sets forth certain general terms and provisions of the debt securities that we may issue. We will set forth the particular terms of the debt securities we offer in a prospectus supplement and the extent, if any, to which the following general terms and provisions will apply to particular debt securities. The prospectus supplement for a particular series of debt securities may add, update or change the terms and conditions of the debt securities as described in this prospectus.

The following description of general terms and provisions relating to the debt securities and the indenture under which the debt securities will be issued (the “indenture”) is a summary only and, therefore, is not complete and is subject to, and qualified in its entirety by reference to, the terms and provisions of the indenture. The form of the indenture has been filed with the SEC as an exhibit to the registration statement of which this prospectus forms a part and you should read the indenture for provisions that may be important to you. Capitalized terms used in this section and not defined herein have the meanings specified in the indenture.

General

The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and set forth or determined in the manner provided in a resolution of our board of directors, a supplemental indenture or an officers’ certificate. The particular terms of each series of debt securities will be described in a prospectus supplement relating to such series (including any pricing supplement or term sheet).

We can issue an unlimited amount of debt securities under the indenture that may be in one or more series with the same or various maturities, at par, at a premium or at a discount. We will set forth in a prospectus supplement (including any pricing supplement or term sheet) relating to any series of debt securities being offered, the aggregate principal amount and the following terms of the debt securities, if applicable:

•	the title of the series of debt securities;

•	the price or prices (expressed as a percentage of the principal amount) at which the debt securities will be issued;

•	any limit on the aggregate principal amount of the series of debt securities;

•	the date or dates on which the principal on the series of debt securities is payable;

•

the rate or rates (which may be fixed or variable) per annum, if applicable, or the method used to determine such rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the series of debt securities will bear interest, if any, the date or dates from which such interest will accrue, the date or dates on which such interest will commence and be payable and any regular record date for the interest payable on any interest payment date;

•	the place or places where the principal of, and premium and interest, if any, on, the series of debt securities will be payable;

•	if applicable, the period within which, the price at which and the terms and conditions upon which the series of debt securities may be redeemed;

•	any obligation we may have to redeem or purchase the series of debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of a series of debt securities;

•

the dates on which and the price or prices at which we will repurchase the series of debt securities at the option of the holders of such series of debt securities and other detailed terms and provisions of such repurchase obligations;

•	the denominations in which the series of debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;

•	the form of the series of debt securities and whether the series of debt securities will be issuable as global debt securities;

•	the portion of principal amount of the series of debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;

•	the currency of denomination of the debt securities;

•	the designation of the currency, currencies or currency units in which payment of principal of, and premium and interest, if any, on, the series of debt securities will be made;

•

if payments of principal of, and premium or interest, if any, on, the series of debt securities will be made in one or more currencies or currency units other than that or those in which the series of debt securities are denominated, the manner in which the exchange rate with respect to such payments will be determined;

•

the manner in which the amounts of payment of principal of, and premium or interest, if any, on, the series of debt securities will be determined, if such amounts may be determined by reference to an index based on a currency or currencies or by reference to a commodity, commodity index, stock exchange index or financial index;

•	any provisions relating to any security provided for the series of debt securities;

•

any addition to or change in the Events of Default (as defined below) described in this prospectus or in the indenture which applies to the series of debt securities and any change in the right of the trustee or the holders of the series of debt securities to declare the principal amount thereof due and payable;

•	any addition to or change in the covenants described in this prospectus or in the indenture with respect to the series of debt securities;

•	any other terms of the series of debt securities, which may supplement, modify or delete any provision of the indenture as it applies to such series;

•	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the series of debt securities;

•	any provisions relating to conversion of the series of debt securities; and

•	whether the series of debt securities will be senior or subordinated debt securities and a description of the subordination thereof.

In addition, the indenture does not limit our ability to issue convertible or subordinated debt securities. Any conversion or subordination provisions of a particular series of debt securities will be set forth in the resolution of our board of directors, an officers’ certificate or supplemental indenture related to such series of debt securities and will be described in the applicable prospectus supplement. Such terms may include provisions for conversion, either mandatory, at the option of the holder or at our option, in which case the number of shares of common stock or other securities to be received by the holders of debt securities would be calculated as of a time and in the manner stated in the applicable prospectus supplement.

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the U.S. federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.

If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of, and any premium and interest, if any, on, any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

Transfer and Exchange

Each debt security will be represented by either one or more global securities registered in the name of a depository that will be named in a prospectus supplement as Depositary (the “Depositary”), or a nominee (we will refer to any debt security represented by a global debt security as a “book-entry debt security”), or a certificate issued in definitive registered form (we will refer to any debt security represented by a certificated security as a “certificated debt security”) as set forth in the applicable prospectus supplement.

Except as set forth under the heading “Global Debt Securities and Book-Entry System” below, book-entry debt securities will not be issuable in certificated form.

Certificated Debt Securities

You may transfer or exchange certificated debt securities at any office we maintain for this purpose in accordance with the terms of the indenture. No service charge will be made for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange.

You may effect the transfer of certificated debt securities and the right to receive the principal of, and premium and interest, if any, on, certificated debt securities only by surrendering the certificate representing those certificated debt securities and either reissuance by us or the trustee of the certificate to the new holder or the issuance by us or the trustee of a new certificate to the new holder.

Global Debt Securities and Book-Entry System

Each global debt security representing book-entry debt securities will be issued to the Depositary or a nominee of the Depositary and registered in the name of the Depositary or a nominee of the Depositary.

Ownership of beneficial interests in book-entry debt securities will be limited to persons that have accounts with the Depositary for the related global debt security (“participants”) or persons that may hold interests through participants. Upon the issuance of a global debt security, the Depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal amounts of the book-entry debt securities represented by such global debt security beneficially owned by such participants. The accounts to be credited will be designated by any dealers, underwriters or agents participating in the distribution of the book-entry debt securities. Ownership of book-entry debt securities will be shown on, and the transfer of such ownership interests will be effected only through, records maintained by the Depositary for the related global debt security (with respect to interests of participants) and on the records of participants (with respect to interests of persons holding through participants). The laws of some states may require that certain purchasers of securities take physical delivery of such securities in definitive form. These laws may impair the purchaser’s ability to own, transfer or pledge beneficial interests in book-entry debt securities.

So long as the Depositary for a global debt security, or its nominee, is the registered owner of such global debt security, the Depositary or its nominee, as the case may be, will be considered the sole owner or holder of the book-entry debt securities represented by such global debt security for all purposes under the indenture. Except as described below, beneficial owners of book-entry debt securities will not be entitled to have securities registered in their names, will not receive or be entitled to receive physical delivery of a certificate in definitive form representing securities and will not be considered the owners or holders of those securities under the indenture. Accordingly, each person beneficially owning book-entry debt securities must rely on the procedures of the Depositary for the related global debt security and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the indenture.

We understand, however, that under existing industry practice, the Depositary will authorize the persons on whose behalf it holds a global debt security to exercise certain rights of holders of debt securities, and the indenture provides that we, the trustee and our respective agents will treat as the holder of a debt security the persons specified in a written statement of the Depositary with respect to such global debt security for purposes of obtaining any consents, declarations, waivers or directions required to be given by holders of the debt securities pursuant to the indenture.

We will make payments of principal of, and premium and interest, if any, on, book-entry debt securities to the Depositary or its nominee, as the case may be, as the registered holder of the related global debt security. We, the trustee and any other agent of ours or agent of the trustee will not have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global debt security or for maintaining, supervising or reviewing any records relating to beneficial ownership interests.

We expect that the Depositary, upon receipt of any payment of principal of, and premium or interest, if any, on, a global debt security, will immediately credit participants’ accounts with payments in amounts proportionate to the respective amounts of book-entry debt securities held by each participant as shown on the records of such Depositary. We also expect that payments by participants to owners of beneficial interests in book-entry debt securities held through those participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants.

We will issue certificated debt securities in exchange for each global debt security only if (i) the Depositary notifies us that it is unwilling or unable to continue as Depositary for such global debt security or if at any time such Depositary ceases to be a clearing agency registered under the Exchange Act, and, in either case, we fail to appoint a successor Depositary registered as a clearing agency under the Exchange Act within 90 days of such event or (ii) we execute and deliver to the trustee an officers’ certificate to the effect that such global debt security shall be so exchangeable. Any certificated debt securities issued in exchange for a global debt security will be registered in such name or names as the Depositary shall instruct the trustee. We expect that such instructions will be based upon directions received by the Depositary from participants with respect to ownership of book-entry debt securities relating to such global debt security.

We have obtained the foregoing information concerning the Depositary and the Depositary’s book-entry system from sources we believe to be reliable, but we take no responsibility for the accuracy of this information.

No Protection In the Event of a Change of Control

Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions which may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control) which could adversely affect holders of debt securities.

Covenants

We will set forth in the applicable prospectus supplement any restrictive covenants applicable to any issue of debt securities.

Consolidation, Merger and Sale of Assets

We may not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of our properties and assets to, any person (a “successor person”) unless:

•

we are the surviving corporation or the successor person (if other than us) is a corporation organized and validly existing under the laws of any U.S. domestic jurisdiction and expressly assumes our obligations on the debt securities and under the indenture;

•

immediately after giving effect to the transaction, no Event of Default, and no event which, after notice or lapse of time, or both, would become an Event of Default, shall have occurred and be continuing under the indenture; and

•	certain other conditions are met.

Notwithstanding the above, any of our subsidiaries may consolidate with, merge into or transfer all or part of its properties to us.

Events of Default

“Event of Default” means with respect to any series of debt securities, any of the following events, unless in the board resolution, supplemental indenture or officers’ certificate, it is provided that such series of debt securities shall not have the benefit of a particular Event of Default:

•

default in the payment of any interest upon any debt security of such series when it becomes due and payable, and continuance of that default for a period of 30 days (unless the entire amount of the payment is deposited by us with the trustee or with a paying agent prior to the expiration of such period of 30 days);

•	default in the payment of principal of, or premium, if any, on, any debt security of such series when at maturity or which such principal otherwise becomes due and payable;

•

default in the performance or breach of any other covenant or warranty by us in the indenture (other than a covenant or warranty that has been included in the indenture solely for the benefit of a series of debt securities other than such series), which default continues uncured for a period of 60 days after written notice thereof has been given, by registered or certified mail, to us by the trustee or to us and the trustee by the holders of at least 25% in principal amount of the outstanding debt securities of such series as provided in the indenture;

•	certain events of bankruptcy, insolvency or reorganization applicable to us; and

•

any other Event of Default provided with respect to debt securities of such series that is described in the applicable board resolution, supplemental indenture or officers’ certificate establishing such series of debt securities.

No Event of Default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an Event of Default with respect to any other series of debt securities. The occurrence of certain Events of Default or an acceleration under the indenture may constitute an event of default under certain of our other indebtedness outstanding from time to time.

If an Event of Default with respect to debt securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of such series may, by a notice in writing to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal (or, if the debt securities of such series are discount securities, that portion of the principal amount as may be specified in the terms of such series) of and accrued and unpaid interest, if any, on all debt securities of such series. In the case of an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization, the principal (or such specified amount) of and accrued and unpaid interest, if any, on all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities. At any time after a declaration of acceleration with respect to debt securities of any series has been made, and before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding debt securities of such series may rescind and annul the acceleration if all Events of Default, other than the non-payment of accelerated principal and interest, if any, with respect to debt securities of such series, have been cured or waived as provided in the indenture. We will describe in the applicable prospectus supplement relating to any series of debt securities that are discount securities the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an Event of Default.

The indenture provides that the trustee will be under no obligation to exercise any of its rights or powers under the indenture unless the trustee receives indemnity satisfactory to it against any loss, liability or expense. Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of such series.

No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:

•	that holder has previously given to the trustee written notice of a continuing Event of Default with respect to debt securities of such series; and

•

the holders of not less than 25% in principal amount of the outstanding debt securities of such series have made written request, and offered reasonable indemnity, to the trustee to institute the proceeding as trustee, and the trustee has not received from the holders of not less than a majority in principal amount of the outstanding debt securities of such series a direction inconsistent with that request and has failed to institute the proceeding within 60 days.

Notwithstanding any other provision of the indenture, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, and premium and interest, if any, on, such debt security on or after the due dates expressed in such debt security and to institute suit for the enforcement of payment.

The indenture requires us, within 120 days after the end of our fiscal year, to furnish to the trustee an officers’ certificate as to compliance with the indenture. The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any event which, after notice or lapse of time, or both, would become an Event of Default or any Event of Default (except in payment of principal of, or premium or interest, if any, on, any debt securities of such series) with respect to debt securities of such series if it in good faith determines that withholding notice is in the interest of the holders of those debt securities.

Modification and Waiver

We may modify and amend the indenture with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments. We may not make any modification or amendment without the consent of the holders of each affected debt security then outstanding if that amendment will:

•	reduce the principal amount of debt securities whose holders must consent to an amendment, supplement or waiver;

•	reduce the rate of or extend the time for payment of interest (including default interest) on any debt security;

•

reduce the principal of, or premium, if any, on or change the stated maturity date of, any debt security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to any series of debt securities;

•	reduce the principal amount of discount securities payable upon acceleration of maturity;

•

waive a default in the payment of the principal of, and premium or interest, if any, on, any debt security (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of such series and a waiver of the payment default that resulted from such acceleration);

•	make the principal of, or premium or interest, if any, on, any debt security payable in currency other than that stated in the debt security;

•

make any change to certain provisions of the indenture relating to, among other things, the right of holders of debt securities to receive payment of the principal of, and premium and interest, if any, on, those debt securities and to institute suit for the enforcement of any such payment and to waivers or amendments; or

•	waive a redemption payment with respect to any debt security.

Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of such series waive our compliance with provisions of the indenture. The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any past default under the indenture with respect to such series and its consequences, except a default in the payment of principal of, or premium or interest, if any, on, any debt security of such series; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration.

Defeasance of Debt Securities and Certain Covenants in Certain Circumstances

Legal Defeasance

The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, we may be discharged from any and all obligations in respect of the debt securities of any series (except for certain obligations to register the transfer or exchange of debt securities of such series, to replace stolen, lost or mutilated debt securities of such series, and to maintain paying agencies and certain provisions relating to the treatment of funds held by paying agents). We will be so discharged upon the deposit with the trustee, in trust, of money and/or U.S. Government Obligations or, in the case of debt securities denominated in a single currency other than U.S. dollars, Foreign Government Obligations, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants to pay and discharge each installment of principal of, premium and interest, if any, on and any mandatory sinking fund payments in respect of the debt securities of, such series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities.

This discharge may occur only if, among other things, we have delivered to the trustee an officers’ certificate and an opinion of counsel stating that we have received from, or there has been published by, the U.S. Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of such series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to U.S. federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred.

Defeasance of Certain Covenants

The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, upon compliance with certain conditions:

•

we may omit to comply with the covenant described under the heading “Consolidation, Merger and Sale of Assets” and certain other covenants set forth in the indenture, as well as any additional covenants which may be set forth in the applicable prospectus supplement; and

•	any omission to comply with those covenants will not constitute an Event of Default with respect to the debt securities of such series (“covenant defeasance”).

The conditions include:

•

depositing with the trustee money and/or U.S. Government Obligations or, in the case of debt securities denominated in a single currency other than U.S. dollars, Foreign Government Obligations, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants to pay and discharge each installment of principal of, premium and interest, if any, on and any mandatory sinking fund payments in respect of, the debt securities of such series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities; and

•

delivering to the trustee an opinion of counsel to the effect that the holders of the debt securities of such series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to U.S. federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred.

Covenant Defeasance and Events of Default

In the event we exercise our option to effect covenant defeasance with respect to any series of debt securities and the debt securities of such series are declared due and payable because of the occurrence of any Event of Default, the amount of money and/or U.S. Government Obligations or Foreign Government Obligations on deposit with the trustee will be sufficient to pay amounts due on the debt securities of such series at the time of their stated maturity but may not be sufficient to pay amounts due on the debt securities of such series at the time of the acceleration resulting from the Event of Default. However, we shall remain liable for those payments.

Certain Defined Terms

“Foreign Government Obligations” means, with respect to debt securities of any series that are denominated in a currency other than U.S. dollars:

•

direct obligations of the government that issued or caused to be issued such currency for the payment of which obligations its full faith and credit is pledged which are not callable or redeemable at the option of the issuer thereof; or

•

obligations of a person controlled or supervised by or acting as an agency or instrumentality of that government the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by that government which are not callable or redeemable at the option of the issuer thereof.

“U.S. Government Obligations” means debt securities that are:

•	direct obligations of The United States of America for the payment of which its full faith and credit is pledged; or

•

obligations of a person controlled or supervised by and acting as an agency or instrumentality of The United States of America the payment of which is unconditionally guaranteed as full faith and credit obligation by The United States of America, which, in either case, are not callable or redeemable at the option of the issuer itself and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such U.S. Government Obligation or a specific payment of interest on or principal of any such U.S. Government Obligation held by such custodian for the account of the holder of a depository receipt. Except as required by law, such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation evidenced by such depository receipt.

Governing Law

The indenture and the debt securities will be governed by, and construed in accordance with, the internal laws of the State of New York, except to the extent that the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), is applicable.

PLAN OF DISTRIBUTION

We may sell the offered securities covered by this prospectus:

•	to underwriters for resale to the public or to investors;

•

in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents to or through market makers or into an existing market for the securities;

•	through agents to the public or to investors;

•	directly to investors; or

•	through a combination of any of the above methods of sale, any other methods described in a prospectus supplement or any other method permitted by law.

Any underwriters or agents will be identified and their discounts, commissions and other items constituting underwriters’ compensation and any securities exchanges on which the securities are listed will be described in the applicable prospectus supplement.

We (directly or through agents) may sell, and the underwriters may resell, the offered securities in one or more transactions, including negotiated transactions, at a fixed public offering price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices.

In connection with the sale of offered securities, the underwriters or agents may receive compensation from us or from purchasers of the offered securities for whom they may act as agents. The underwriters may sell offered securities to or through dealers, who may also receive compensation from purchasers of the offered securities for whom they may act as agents. Compensation may be in the form of discounts, concessions or commissions. Underwriters, dealers and agents that participate in the distribution of the offered securities may be underwriters as defined in the Securities Act and any discounts or commissions received by them from us and any profit on the resale of the offered securities by them may be treated as underwriting discounts and commissions under the Securities Act.

We may indemnify the underwriters and agents against certain civil liabilities, including liabilities under the Securities Act, or contribute to payments they may be required to make in respect of such liabilities.

Underwriters, dealers and agents may engage in transactions with, or perform services for, us or our affiliates in the ordinary course of their businesses.

If so indicated in the prospectus supplement relating to a particular series or issue of securities, we will authorize underwriters, dealers or agents to solicit offers by certain institutions to purchase the securities from us under delayed delivery contracts providing for payment and delivery at a future date. These contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth the commission payable for solicitation of these contracts.

LEGAL MATTERS

Certain legal matters relating to the issuance and sale of the securities offered hereby has been passed upon for us by DLA Piper LLP (US), Phoenix, Arizona. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The financial statements incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K for the year ended September 30, 2019, and the effectiveness of Universal Technical Institute, Inc. and subsidiaries’ internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public on the SEC’s website at www.sec.gov. Copies of certain information filed by us with the SEC are also available on our investor relations website under the heading “Investor Relations” at www.uti.edu. Our website is not part of this prospectus and is not incorporated by reference into this prospectus.

This prospectus is part of a registration statement filed on Form S-3 with the SEC under the Securities Act. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules to the registration statement. For further information concerning us and the securities, you should read the entire registration statement and the additional information described under “Documents Incorporated by Reference” below. The registration statement has been filed electronically and may be obtained in any manner listed above. Any statements contained herein concerning the provisions of any document are not necessarily complete, and, in each instance, reference is made to the copy of such document filed as an exhibit to the registration statement or otherwise filed with the SEC. Each such statement is qualified in its entirety by such reference.

DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus modifies or replaces that statement.

We incorporate by reference our documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, between the date of this prospectus and the termination of the offering of the securities described in this prospectus (other than information that is furnished and not deemed filed under the Exchange Act).

This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:

•	our Annual Report on Form 10-K for the fiscal year ended September 30, 2019, filed with the SEC on December 6, 2019; and

•

the information specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended September 30, 2019 from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on January 28, 2020;

•

the information included in our Definitive Proxy Statement on Schedule 14A, filed with the SEC on January 28, 2020, under the heading “Proposal 4 — Approval of Conversion and Voting of Series A Preferred Stock”;

•	our Current Reports on Form 8-K, filed with the SEC on October 21, 2019 and January 9, 2020; and

•

our Registration Statements on Form 8-A12B filed on December  8, 2003, June  30, 2016 and February 22, 2017, including any amendment or reports filed under the Exchange Act for the purpose of updating such Registration Statement.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering of the securities described in this prospectus, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

The documents incorporated by reference into this prospectus are also available on our corporate website at http://www.uti.edu under the heading “Investor Relations”. Information contained on, or that can be accessed through, our website is not part of this prospectus, and you should not consider information on our website to be part of this prospectus unless specifically incorporated herein by reference. You may obtain copies of any or all of the documents incorporated by reference in this prospectus from us free of charge by requesting them in writing or by telephone at the following address:

16220 North Scottsdale Road, Suite 500

Scottsdale, AZ 85254

(623) 445-9500

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus and any accompanying prospectus supplement.

6,782,610 Shares

Universal Technical Institute, Inc.

Common Stock

Sole Book-Running Manager

B. Riley FBR

Lead Manager Lake Street	Co-Manager Dougherty & Company LLC

February 20, 2020